UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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D.R. Horton, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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D·R·HORTON®
America's Builder

NOTICE OF 2025
ANNUAL MEETING AND

Proxy Statement

Message to Our Stockholders:

With great sadness, we announced the passing of our esteemed founder and Chairman, Donald R. (“DR”) Horton earlier this year. Since founding the Company 46 years ago, DR worked tirelessly to build a national homebuilding operation with the goal of making the American Dream of homeownership more achievable for all. His personal involvement with our team of operators across the United States was key to establishing a strong company culture, and he contributed immeasurable value to our employees, management team and our company. DR steadfastly maintained a strategy of decentralized operational decision making, which empowered the Company’s local leadership teams to make on-the-ground business decisions, such as product offerings, price points and home features. While this approach was often considered unorthodox by industry observers, we still consider this tenet a crucial ingredient of our past and future success. DR always considered all of the Company’s employees, trade partners and homebuyers to be a part of the “D.R. Horton Family,” and together we have built the largest homebuilding company in the United States. We are committed to building on DR’s legacy to continue improving and growing the Company.

As a Board, we embarked on a measured transformation of our Board composition and leadership over the past year. As part of this succession plan, in October 2023, our then-CEO David Auld transitioned to the role of Executive Vice Chair of the Board, and Paul Romanowski was promoted to CEO and appointed Director. At that time, our founder DR continued to serve as Chairman but ceased to serve as an executive officer of the Company. Upon DR’s passing, David Auld was appointed Executive Chairman.

In line with our commitment to ensuring strong Board composition, we welcomed three new independent directors to the Board effective August 2024. These new directors each have an excellent professional resume that enhances and expands the qualifications, experiences and characteristics of our Board. Director Barbara Allen, who has served on the Board since 2014 and as Chair of the Compensation Committee since 2019, is not standing for re-election at the 2025 Annual Meeting. We thank Ms. Allen for her valuable service to the Board and Company.

Our Board remains committed to providing consistent and effective oversight of management as the Company implements its vision and strategic plans to create sustainable stockholder value. We remain committed to stockholder engagement, and the feedback gained in conversations with stockholders continues to serve as a key input to Board and committee discussions and decisions. We are also proud to have been voted a Best Investor Relations Program in the Homebuilders and Building Products sector by Institutional Investor numerous times in its annual survey, including placing first in three of the five most recent years.

We were pleased with the D.R. Horton team’s performance in fiscal 2024. For the year, earnings per diluted share increased 4% to $14.34, and our consolidated pre-tax income was $6.3 billion on revenues of $36.8 billion, with a pre-tax profit margin of 17.1%. Our homebuilding pre-tax return on inventory for the year was 27.8%, return on equity was 19.9% and return on assets was 13.9%. Our return on assets and total shareholder returns rank in the top 25% of all S&P 500 companies for the past three-, five- and ten-year periods. Our consolidated cash flow from operations for fiscal 2024 was $2.2 billion, and we returned essentially all of the cash generated to stockholders through repurchases and dividends. Our fiscal 2024 stockholder distributions increased by approximately $700 million or 44% from the prior year. Over the past five years, we have generated $9 billion of cash flow from operations, and we have reduced our outstanding share count by 12%. We have a strong balance sheet with low leverage and substantial liquidity, which provides us with significant financial flexibility to adapt to changing market conditions and opportunities. We are maintaining our disciplined approach to capital allocation to enhance the long-term value of our company, including consistent and increasing capital returns to our stockholders through share repurchases and dividends.

Enabling more customers to achieve homeownership remains our driving force at D.R. Horton. We focus on offering compelling value across our broad product offerings to serve a diverse customer base and provide homes for every stage in life. With the average selling price of our homes being one of the lowest in the homebuilding industry, we are helping to ensure that our homes remain affordable for entry-level and first-time homebuyers.

Our employees continue to be the greatest strength of our Company, ensuring the resilience of our business going forward. Our employees strive to have a positive influence by providing quality new housing and neighborhoods that enhance the quality of life of our homeowners and the communities where we operate. We also support our employees in their efforts to be good neighbors in their communities, including team volunteering projects, support of individual employee volunteer events and time, natural disaster recovery assistance and numerous types of contributions and cooperation with our trade partners in supporting various charitable causes. Homebuilding is a local business, and we are proud to support the local communities where our employees and customers live and work.

We thank you for your continued support.

Sincerely,

D.R. Horton, Inc. Board of Directors:

David V. Auld, Executive Chairman	Benjamin S. Carson, Sr.
Paul J. Romanowski, Chief Executive Officer	M. Chad Crow
Barbara K. Allen	Elaine D. Crowley
Brad S. Anderson	Maribess L. Miller
Michael R. Buchanan	Barbara R. Smith

Notice of Annual Meeting of Stockholders

To be Held on Thursday, January 16, 2025

Date and Time:

January 16, 2025 11:00 a.m. Central Time

Place:

1341 Horton Circle, Arlington, Texas 76011

Dear Stockholders of D.R. Horton:

You are invited to attend the 2025 Annual Meeting of Stockholders of D.R. Horton. Our 2025 Annual Meeting will be held at our corporate offices located at: 1341 Horton Circle, Arlington, Texas 76011, on Thursday, January 16, 2025, at 11:00 a.m. Central Time, for the following purposes:

1.	To elect the nine director nominees named in our proxy statement;

2.	To seek an advisory vote on the approval of our executive compensation;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025; and

4.	To conduct other business properly brought before the meeting.

Record Date:

Only stockholders of record at the close of business on Friday, November 29, 2024 are entitled to notice of and to vote at the 2025 Annual Meeting or any adjournment thereof. The Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that the Proxy Statement and the accompanying form of proxy will first be released to our stockholders of record on or about December 13, 2024.

Whether or not you plan to attend the meeting, your vote is very important. For the convenience of our stockholders, proxies may be submitted either by telephone, electronically through the Internet, or by mail. For casting your vote by mail, a form of proxy on which to indicate your vote and a postage-paid envelope in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE AND RETURN YOUR PROXY BY ONE OF THESE METHODS SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the 2025 Annual Meeting, you may revoke your proxy at that time and vote your shares in person. If you desire any additional information concerning the 2025 Annual Meeting, we would be glad to hear from you.

Sincerely,

DAVID V. AULD

Executive Chairman of the Board

Arlington, Texas

December 13, 2024

D.R. HORTON, INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Proxy Statement Summary

Key Operating and Financial Highlights

The D.R. Horton team, led by our executive officers, delivered outstanding operating and financial results during fiscal 2024. D.R. Horton, Inc. is referred to as “D.R. Horton,” the “Company,” “we,” and “our” in this Proxy Statement. Our results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

We closed 93,660 homes in our homebuilding and single-family rental operations during fiscal 2024, completing our 23rd consecutive fiscal year as the largest homebuilder in the United States. Over the last five years, we have grown our revenues by 109% and our earnings per share by 234%. In fiscal 2024, we generated $2.2 billion of cash from operations. We achieved a homebuilding pre-tax return on inventory of 28%, return on assets of 14% and return on equity of 20% while maintaining consolidated leverage below 20%. We have also delivered strong total shareholder returns of 937% and 281% for the last ten years and five years, respectively. Our return on assets and total shareholder returns rank in the top 25% of all S&P 500 companies for the past three-, five- and ten-year periods.

Key Performance Highlights

(1)

Return on assets is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

(2)

Return on equity is calculated as net income attributable to D.R. Horton for the year divided by average stockholders’ equity, where average stockholders’ equity is the sum of ending stockholders’ equity balances of the trailing five quarters divided by five.

(3)	Consolidated leverage ratio represents consolidated notes payable divided by total capital (stockholders’ equity plus consolidated notes payable).

(4)	The comparison assumes a hypothetical investment in D.R. Horton common stock and in the S&P 500 Index of $100 at September 30, 2019 and assumes that all dividends were reinvested.

D.R. HORTON, INC. 2025 PROXY STATEMENT   1

PROXY STATEMENT SUMMARY

	As of and for the Fiscal Year Ended September 30,					% Change
						2024 vs 2023	2024 vs 2020
Stock Price and Other Data	2024	2023	2022	2021	2020

Common stock price	$190.77	$107.47	$67.35	$83.97	$75.63	78%	152%

Total equity market capitalization (in millions)	$61,815	$35,986	$23,165	$29,895	$27,529	72%	125%

Book value per common share	$78.12	$67.78	$56.39	$41.81	$32.53	15%	140%

Diluted earnings per common share	$14.34	$13.82	$16.51	$11.41	$6.41	4%	124%

Cash dividends paid per common share	$1.20	$1.00	$0.90	$0.80	$0.70	20%	71%

Corporate Governance Highlights

Our governance structures predicated on our Corporate Governance Principles ensure robust independent oversight of management and accountability to stockholders.

Governance Principles	Corporate Governance Practice

Accountability to our Stockholders

✓  Our common stock is our only class of stock, with one vote per share.

✓  Our stockholders elect all our directors for one-year terms by a majority vote standard.

✓  Our Bylaws permit stockholder proxy access.

✓  We do not have a “poison pill” or similar anti-takeover provision in place.

Board Independence*

✓  Seven of our nine director nominees are independent.

✓  We have a separate chairman and CEO and an independent presiding director.

✓  Our independent directors regularly meet in executive sessions.

✓  All the members of our three standing Board committees—Audit, Compensation and Nominating and
Governance—are independent.

Board Diversity*

✓  Three of our nine director nominees are women, and one director is ethnically diverse.

✓  Director gender and ethnic diversity is supported by our candidate recruitment policy.

✓  Two of our three key Board committee chairs and our Presiding Director are either female or ethnically diverse.

Board Policies and Practices

✓  Our Board annually reviews its performance, as well as the performance of each of its standing committees.

✓  Our Board actively engages in CEO succession planning and reviews succession plans for our other executives annually.

✓  Our Nominating and Governance Committee oversees risks associated with overall governance and Board succession planning and ESG.

✓  Our Compensation Committee evaluates our CEO’s performance annually.

✓  Our Audit Committee oversees cybersecurity risk.

Risk Mitigation and Alignment of Interests

✓  We have robust stock ownership guidelines for executive officers and directors.

✓  We have a clawback policy that applies to both cash and equity incentives and is triggered by a financial restatement.

✓  Our directors and executive officers may not engage in pledging or hedging transactions or other transactions designed to hedge or offset any decrease in the market value of our Company stock.

*	As of the 2025 Annual Meeting

D.R. HORTON, INC. 2025 PROXY STATEMENT   2

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Our Compensation Committee strives to design a fair and competitive compensation program for executive officers using incentives based on Company performance that emphasize the creation of sustainable long-term stockholder value and that will attract, motivate and retain highly qualified and experienced executives.

Executive Compensation Principles	Executive Compensation Objectives

Business Resilience	✓ Achieve long-term sustainability of our business

Alignment of Interests	✓ Align our executives’ interests with stockholders’ interests with the goal of maximizing long-term stockholder value

Pay-for-Performance	✓ Award compensation that recognizes valuable short- and long-term individual performance as well as the Company’s overall performance

Attract and Retain	✓ Motivate and retain highly qualified and experienced executives

Our executive compensation design promotes performance alignment and protects stockholder interests.

Design Feature	Rationale and Impact	Business Resilience	Alignment of Interests	Pay for Performance	Attract and Retain

Emphasize At-Risk and Performance-based Compensation	• 92% of fiscal 2024 CEO Target Pay at risk	✓	✓	✓

Balance Short- and Long-Term Incentives	• Reward executives for actions that will create short- and long-term stockholder value	✓	✓	✓	✓

Equity Pay Mix	• Majority of equity granted as PSUs	✓	✓	✓	✓

Annual Cash and Equity Incentive Tied to Profitability	• Reward executives for increased profitability, which creates stockholder value • No guaranteed bonuses	✓	✓	✓	✓

Stock Ownership Guidelines	• Ensure alignment of executive interests with those of long-term stockholders		✓	✓

Clawback and Anti-hedging and Pledging Policies	• Mitigate compensation risk and ensure strong alignment with stockholder interests	✓	✓	✓

D.R. HORTON, INC. 2025 PROXY STATEMENT   3

PROXY STATEMENT SUMMARY

ESG and Sustainability

Our management team and Board have focused on providing ESG and sustainability information to our stockholders, including metrics that may assist with understanding and mitigating our impacts on the environment and climate.

As the largest homebuilder in the United States, our business activities, including the acquisition and development of land and the construction and sale of residential homes, may impact the environment. We consider our impact on the environment in each phase of constructing our homes, beginning with the performance of environmental studies during site selection, through the completion of our homes by including or offering energy efficient or energy-saving features.

Our Board, both directly and through the Nominating and Governance Committee, provides oversight of key ESG matters. We continue to improve and expand upon our internal processes for tracking key metrics related to the energy efficiency and environmental impacts of our homes, and we publish and update reporting and disclosures on an annual basis.

2020	• Began internal tracking of various ESG metrics	2024 and Beyond

•  Continued assessment and refreshment of key ESG policy documents, including potentially establishing additional policies, such as an Environmental Policy and Vendor Code of Conduct

•  Annual publication and disclosure of Political Contributions Policy and political contribution
amounts

•  Publication of key ESG disclosures and reporting annually

•  Periodic refresh of Materiality Assessment

•  Perform Scope 3 readiness assessment for future Scope 3 GHG emissions quantification

•  Consideration of GHG reduction targets

• Updated our Corporate Code of Business Conduct and Ethics
• Adopted Human Rights Policy and published Political Contributions Policy Statement

2021	• Performed initial ESG Risk Assessment
• Published Human Capital document with quantitative demographics and EEO-1 data
• Refined/ increased internal data collection processes for various ESG metrics

2022	• Commenced data collection for baseline Scope 1 & 2 greenhouse gas (GHG) emissions quantification
• Conducted 2022 ESG Materiality Assessment and reported to Board of Directors
• Published inaugural ESG Report
• Continued to refine/ improve ESG data collection
• Collaborated with stakeholders to build reporting systems

2023	• Completed Scope 1 & 2 GHG emissions calculation for fiscal 2022
• Completed CDP Climate Questionnaire
• Added to Dow Jones Sustainability North America Index
• Published second annual ESG Report

D.R. HORTON, INC. 2025 PROXY STATEMENT   4

PROXY STATEMENT SUMMARY

Track Record of Board Responsiveness and Commitment to Stockholder Engagement

Our Board believes that engaging in stockholder outreach is an essential element of strong corporate governance. It strives for a collaborative approach to issues of importance to stockholders and continually seeks to better understand the views of our stockholders on key topics.

Our Board and Compensation Committee, alongside our Investor Relations team, engage in a robust stockholder outreach program. Throughout fiscal 2024, we were in contact with stockholders collectively representing approximately 51% of outstanding shares and had substantive conversations with interested stockholders regarding executive compensation, corporate governance and other ESG matters.

Our engagement program has resulted in actions and updates to our corporate governance, executive compensation and environmental and social disclosures over the past several years that were adopted in line with stockholder feedback, as summarized in the table below.

	Actions Taken	Key Highlights

Accountability to our Stockholders	✓ Adopted Proxy Access in fiscal 2017 ✓ Adopted Universal Proxy Rules in Bylaws	• Annual Director Elections • Majority Vote Standard with Resignation Policy

Board Composition*	✓ Added 5 new independent directors since 2018 ✓ Enhanced gender and ethnic/racial diversity	• 78% independent Board • 33% gender diversity • 2 of 3 committee chairs and our Presiding Director are diverse

Executive Compensation

✓  Reduced payout percentage and established cap on annual incentive; split payout between cash and equity

✓  Continued to use a 3-year performance period for performance equity, increased target for relative operating metrics to generally require above-median performance

✓  At least 50% of annual equity awards to be in the form of performance stock units (“PSUs”)

• 92% of 2024 CEO Target Pay is at risk • Payouts aligned with Company performance and incremental stockholder value creation • Majority of equity granted as PSUs

Environmental & Social

✓  Adopted and disclosed ESG policies, including Human Rights, Political Contributions, Business Conduct, Ethical Conduct, Whistleblower and Clawback policies

✓  Completed ESG Risk & Materiality Assessments

✓  Published ESG Reports and disclosures since 2022

• Continuous evaluation of Company’s governance and impact on the environment and society • Commitment to transparency as the Company improves and expands tracking of key metrics

*	As of the 2025 Annual Meeting

Our Board values the opportunity to engage with stockholders, and the feedback received serves as a key input to Board and committee discussions and decisions. Our Board remains committed to gathering feedback from stockholders.

D.R. HORTON, INC. 2025 PROXY STATEMENT   5

PROPOSAL ONE – ELECTION OF DIRECTORS

Proposal One – Election of Directors

Our Board of Directors currently consists of ten directors and will be reduced to nine directors as of the 2025 Annual Meeting. The Nominating and Governance Committee recommended to the Board of Directors nine of the current directors as nominees for election at the 2025 Annual Meeting. Summary information about each of the nominees is provided under the heading “Director Nominees” on page 8. Director Barbara Allen, who has served on our Board since 2014, is not standing for re-election at the 2025 Annual Meeting. Our directors elected at the 2025 Annual Meeting will serve until the 2026 Annual Meeting and until his or her successor has been elected and qualified.

After review and consideration by the Board of Directors, as recommended by the Nominating and Governance Committee, the Board nominated the following nine nominees for election to our Board of Directors:

✓ David V. Auld ✓ Paul J. Romanowski ✓ Brad S. Anderson ✓ Michael R. Buchanan ✓ Benjamin S. Carson, Sr.	✓ M. Chad Crow ✓ Elaine D. Crowley ✓ Maribess L. Miller ✓ Barbara R. Smith

Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted for each nominee for election as a director. Each director nominee will be elected for a one-year term and will serve until the next annual meeting of stockholders and his or her successor has been elected and qualified. We do not know of any reason why any of the nominees would be unable to serve. However, if any nominee is unable to serve or for good cause will not serve as a director at the time of the 2025 Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies may vote “FOR” that substitute nominee.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” Each of our Nine Director Nominees.

D.R. HORTON, INC. 2025 PROXY STATEMENT   6

PROPOSAL ONE – ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2025 Annual Meeting, based upon information furnished by each director.

The matrix below also represents some of the key skills, experience and attributes that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our current directors.

Board of Directors Summary

Skills, Experience and Attributes
Nominees and Primary Occupation	Independent	Committee Membership	Real Estate/ Home- building	Leadership & Strategy	Public Company Executive Officer Experience	Finance, Accounting and/or Investment	Outside Board Experience	Gender/ Ethnic Diversity
David V. Auld Executive Chairman, D.R. Horton, Inc.		Executive (C)	✓	✓	✓	✓
Paul J. Romanowski President and CEO, D.R. Horton, Inc.		Executive	✓	✓	✓	✓
Brad S. Anderson Vice Chair, Cushman & Wakefield	✓	Audit, Compensation	✓	✓		✓	✓
Michael R. Buchanan Retired Sr. Advisor, Banc of America Securities	✓	Nominating and Governance	✓	✓		✓	✓
Benjamin S. Carson, Sr. Former Secretary of U.S. Department of Housing and Urban Development (HUD)	✓	Audit, Nominating and Governance (C)	✓	✓		✓	✓	✓
M. Chad Crow Retired President & CEO, Builders FirstSource	✓	Compensation (C)	✓	✓	✓	✓	✓
Elaine D. Crowley Retired CFO, Mattress Giant Corporation	✓	Audit*		✓	✓	✓	✓	✓
Maribess L. Miller Retired Partner, PwC	✓	Audit (C)*, Compensation		✓		✓	✓	✓
Barbara R. Smith Retired Chairman & CEO, Commercial Metals Company	✓	Nominating and Governance		✓	✓	✓	✓	✓

(C)	Committee Chair

*	Audit Committee Financial Expert

Note: Barbara Allen, who is not standing for re-election at the 2025 Annual Meeting, served as Chair of the Compensation Committee through the 2025 Annual Meeting. Effective as of the 2025 Annual Meeting, Chad Crow will serve as Chair of the Compensation Committee.

D.R. HORTON, INC. 2025 PROXY STATEMENT   7

PROPOSAL ONE – ELECTION OF DIRECTORS

Director Nominees

Age: 68 Director Since 2023 Term Expires 2025 Board Committees: Executive (Chair)

David V. Auld

Executive Chairman

Background and Experience

Mr. Auld has significant experience leading the Company and has unrivaled knowledge of all aspects of our business.

•   Executive Chairman, D.R. Horton, Inc. (May 2024 to present)

•   Executive Vice Chair, D.R. Horton, Inc. (October 2023 to May 2024)

•   President and Chief Executive Officer, D.R. Horton, Inc. (2014 to September 2023)

•   Executive Vice President and Chief Operating Officer, D.R. Horton, Inc. (2013 to 2014)

•   Region President, Florida, North and South Carolina, Georgia and Alabama, D.R. Horton, Inc. (2005 to 2013)

•   Division President, D.R. Horton, Inc. (1988 to 2005)

•   Texas American Bank (1982 to 1988) and General Dynamics (1979 to 1982)

Mr. Auld graduated from Texas Tech University in 1978 with a bachelor of business administration degree in accounting.

Key Skills, Experience and Attributes

   Leadership & Strategy/

     Public Company Executive Officer Experience

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

Key Qualifications

•  As the former President and Chief Executive Officer of the Company, Mr. Auld has a deep knowledge of the Company’s operations as well as all aspects of the homebuilding business, providing the Board with an in-depth perspective of operations, strategy, human capital and risk management.

Age: 54 Director Since 2023 Term Expires 2025 Board Committees: Executive

Paul J. Romanowski

President and Chief Executive Officer

Background and Experience

Mr. Romanowski has significant leadership experience in the Company and has extensive knowledge of our business.

•   President and Chief Executive Officer, D.R. Horton, Inc. (October 2023 to present)

•   Executive Vice President and Co-Chief Operating Officer, D.R. Horton, Inc. (October 2021 to September 2023)

•   Region President, Florida and Gulf Coast, D.R. Horton, Inc. (2014 to 2021), and five Mid-Atlantic states (2019 to 2021)

•   Division President, South Florida, D.R. Horton, Inc. (1999 to 2014)

•   Land Acquisition Manager, M/I Homes (1997 to 1999)

•   South Florida Director, Metrostudy (1992 to 1997)

Mr. Romanowski graduated from Butler University in 1992 with a bachelor of business administration degree in marketing.

Key Skills, Experience and Attributes

   Leadership & Strategy/

     Public Company Executive Officer Experience

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

Key Qualifications

•  As the President and Chief Executive Officer, and former Co-Chief Operating Officer, of the Company, Mr. Romanowski has a deep knowledge of the Company’s operations as well as all aspects of the homebuilding business and has been vital to the successful expansion, improvement and diversification of D.R. Horton’s operations, providing the Board with an in-depth perspective of homebuilding operations nationwide.

D.R. HORTON, INC. 2025 PROXY STATEMENT   8

PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 63 Director Since 1998 Term Expires 2025 Board Committees: Audit, Compensation

Brad S. Anderson

Vice Chair of Cushman & Wakefield

Background and Experience

Mr. Anderson has significant experience in leadership roles in the homebuilding and real estate industries.

•  Vice Chair of Cushman & Wakefield, a global real estate services firm (2021 to present)

•  Executive Vice President of CBRE Group, Inc., an international real estate brokerage company (2009 to 2021)

•  Various leadership positions, CB Commercial Real Estate Group, Inc., (1987 to 2009)

•  Director, KS StateBank (2016 to present)

•  Interim Chair of the Board of Continental Homes Holding Corp. (1997 to 1998 when it merged with D.R. Horton)

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Mr. Anderson’s extensive real estate industry experience and his current active leadership role with an international real estate services firm brings beneficial insight and perspective to the Board, as many factors similarly affect both the real estate services and homebuilding industries.

Age: 77 Director Since 2003 Term Expires 2025 Board Committees: Nominating and Governance

Michael R. Buchanan

Retired Sr. Advisor, Banc of America Securities

Background and Experience

Mr. Buchanan has significant commercial banking experience with several banking institutions serving the real estate and homebuilding sectors.

•  Senior Advisor, Banc of America Securities (2002 to 2003)

•  Managing Director, Head of National Real Estate Banking Group, Bank of America (1998 until his retirement in 2002)

•  Executive Vice President of NationsBank, which later merged with Bank of America (1990 to 1998)

•  Director, Piedmont Office Realty Trust (NYSE: PDM) (2015 to 2021)

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Mr. Buchanan is a highly experienced commercial banker in the real estate and homebuilding sectors. His experience provides the Board with a broad understanding of the key drivers of the credit markets and financing considerations through multiple economic cycles, including their effects on the homebuilding industry.

D.R. HORTON, INC. 2025 PROXY STATEMENT   9

PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 73 Director Since 2021 Term Expires 2025 Board Committees: Audit, Nominating and Governance (Chair)

Benjamin S. Carson, Sr.

Former Secretary of U.S. HUD

Background and Experience

Dr. Carson has significant leadership experience in governmental, regulatory and medical roles.

•  17th Secretary of U.S. HUD (2017 to 2021)

•  Led programs focused on advancing economic opportunity; providing safe, fair and affordable housing; spurring reinvestment in communities; reducing homelessness; assisting self-sufficiency to underserved and vulnerable populations; and helping disaster victims

•  Led the collaboration of eight federal agencies to establish the White House Council on Eliminating Regulatory Barriers to Affordable Housing

•  Distinguished career in the field of medicine including:

•  Director of the Division of Pediatric Neurosurgery at the Johns Hopkins Medical Institutions (1984 to 2013)

•  Professor of Neurological Surgery, Oncology, Plastic Surgery and Pediatrics at the Johns Hopkins Medical Institutions (1999 to 2013)

•  Director Experience:

•  Galectin Therapeutics Inc. (NASDAQ: GALT) (2023 to present)

•  Sinclair Broadcast Group, Inc. (NYSE: SBGI) (2022 to present)

•  Covenant Logistics Group, Inc. (NASDAQ: CVLG) (2021 to present)

•  Costco Wholesale Corporation (NASDAQ: COST) (1999 to 2015)

•  Kellogg Company (NYSE: K) (1997 to 2015)

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Dr. Carson gained extensive management and leadership experience during both his service as HUD Secretary and his many contributions to the medical field.

•  His leadership positions, particularly in overseeing significant capital investments, developing multiple housing initiatives, emphasizing fiscal responsibility and the reduction of regulatory barriers while at HUD, enable Dr. Carson to provide valuable perspective to the Board and its committees.

•  Dr. Carson also contributes governance expertise having served on the boards of directors of other S&P 500 companies.

D.R. HORTON, INC. 2025 PROXY STATEMENT   10

PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 56 Director Since 2024 Term Expires 2025 Board Committees: Compensation

M. Chad Crow

Retired President & CEO, Builders FirstSource

Background and Experience

Mr. Crow has significant public company executive leadership experience in the building products industry.

•  President and CEO, Builders FirstSource (NYSE: BLDR) (2017 until retirement in 2021)

•  COO, Builders FirstSource (2014 to 2017)

•  CFO, Builders FirstSource (2009 to 2014)

•  Various positions including Controller, Builders FirstSource (1999 to 2009)

•  Various roles, Pier 1 Imports (1995 to 1999)

•  Various roles, Price Waterhouse LLP (now PwC) (1991 to 1995)

•  Director, LOAR Holdings Inc. (NYSE: LOAR) (April 2024 to present)

•  Director, Builders FirstSource (NYSE: BLDR) (1999 to 2021)

Key Skills, Experience and Attributes

   Leadership & Strategy/
Public Company Executive Officer Experience

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Mr. Crow has served as a public company senior executive for over two decades in the building products industry. His experience enhances the Board’s oversight of strategy and operations including the supply chain for the homebuilding industry.

Age: 66 Director Since 2024 Term Expires 2025 Board Committees: Audit (Financial Expert)

Elaine D. Crowley

Retired CFO, Mattress Giant Corporation

Background and Experience

Ms. Crowley, a certified public accountant, is an accomplished financial executive with deep expertise in accounting, finance, operational efficiency and public company leadership.

•  Executive Vice President and CFO, Mattress Giant Corporation (2010 to 2012)

•  CFO, Michaels Stores, Inc. (2008 to 2010)

•  CFO, The Bombay Company, Inc. (2000 to 2008)

•  Various roles including Controller, The Bombay Company, Inc. (1990 to 2000)

•  Various roles including Senior Manager, Price Waterhouse (now PwC) (1981 to 1990)

•  Director, Tandy Leather Factory, Inc. (NASDAQ: TLF) (2021 to 2024)

•  Director, Stage Stores, Inc. (2014 to 2020)

Key Skills, Experience and Attributes

   Leadership & Strategy/
Public Company Executive Officer Experience

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Ms. Crowley’s long tenure as a public company chief financial officer and director in the retail industry and significant experience in public accounting provide the Board with valuable leadership experience and financial and consumer products expertise.

D.R. HORTON, INC. 2025 PROXY STATEMENT   11

PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 71 Director Since 2019 Term Expires 2025 Board Committees: Audit (Chair and Financial Expert), Compensation

Maribess L. Miller

Retired Partner, PricewaterhouseCoopers

Background and Experience

Ms. Miller, a certified public accountant, has significant experience with both public and private companies gained from leading auditing and consulting engagements.

•  Practice Partner, PricewaterhouseCoopers (PwC) (1984 until retirement in 2009)

•  Managing Partner, North Texas Market (2002 to 2009)

•  Practice Leader, the Southwest Region Consumer, Industrial and Energy practice (1998 to 2002)

•  Managing Partner of PwC’s US Healthcare Audit Practice (1995 to 1998)

•  Director, Triumph Financial, Inc. (NASDAQ: TFIN) (2014 to present)

•  Director, Zix Corporation (2010 to 2021)

Key Skills, Experience and Attributes

   Leadership & Strategy

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Ms. Miller gained extensive experience in the auditing and business consulting fields, knowledge of public and private companies across multiple industries, and significant leadership experience as a managing partner for PwC in several key positions throughout her 34-year career.

Age: 65 Director Since 2024 Term Expires 2025 Board Committees: Nominating and Governance

Barbara R. Smith

Retired Chairman & CEO, Commercial Metals Company

Background and Experience

Ms. Smith has significant business leadership and management experience as a public company executive in the metals manufacturing industry.

•  Chairman of the Board, Commercial Metals Company (NYSE: CMC) (2018 until retirement in 2024)

•  CEO, Commercial Metals Company (2017 to 2023)

•  COO, Commercial Metals Company (2016 to 2017)

•  CFO, Commercial Metals Company (2011 to 2016)

•  CFO, Gerdau Ameristeel Corporation (2007 to 2011)

•  CFO, FARO Technologies, Inc. (2005 to 2006)

•  Various Roles, Alcoa Inc. (1981 to 2005)

•  Director, Comerica Incorporated (NYSE: CMA) (2017 to present)

•  Director, Minerals Technologies Inc. (NYSE: MTX) (2011 to 2017)

Key Skills, Experience and Attributes

   Leadership & Strategy/
Public Company Executive Officer Experience

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Ms. Smith contributes extensive public company management experience in product, technology and process innovation and enhances the Board’s oversight of strategy and operations.

D.R. HORTON, INC. 2025 PROXY STATEMENT   12

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Board Matters

Our governance structures predicated on our Corporate Governance Principles ensure robust independent oversight of management and accountability to stockholders.

Governance Principles	Corporate Governance Practice

Accountability to our Stockholders	✓ Our common stock is our only class of stock, with one vote per share.
✓ Our stockholders elect directors for one-year terms by a majority vote standard.
✓ Our Bylaws permit stockholder proxy access.
✓ We do not have a “poison pill” or similar anti-takeover provision in place.

Board Independence*	✓ Seven of our nine director nominees are independent.
✓ We have a separate chairman and CEO and an independent presiding director.
✓ Our independent directors regularly meet in executive sessions.
✓ All the members of our three standing Board committees—Audit, Compensation and Nominating and Governance—are independent.

Board Diversity*	✓ Three of our nine director nominees are women, and one director is ethnically diverse.
✓ Director gender and ethnic diversity is supported by our candidate recruitment policy.
✓ Two of our three key Board committee chairs and our Presiding Director are either female or ethnically diverse.

Board Policies and Practices	✓ Our Board annually reviews its performance, as well as the performance of each of its standing committees.
✓ Our Board actively engages in CEO succession planning and reviews succession plans for our other executives annually.
✓ Our Nominating and Governance Committee oversees risks associated with overall governance and Board succession planning and ESG.
✓ Our Compensation Committee evaluates our CEO’s performance annually.
✓ Our Audit Committee oversees cybersecurity risk.

Risk Mitigation and Alignment of Interests	✓ We have robust stock ownership guidelines for executive officers and directors.
✓ We have a clawback policy that applies to both cash and equity incentives and is triggered by a financial restatement.
✓ Our directors and executive officers may not engage in pledging or hedging transactions or other transactions designed to hedge or offset any decrease in the market value of our Company stock.

*	As of the 2025 Annual Meeting.

Board Refreshment and Diversity

Our Nominating and Governance Committee evaluates potential director nominees based on the qualifications, experiences and characteristics as discussed below. The Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the Committee’s attention through current officers, directors, professional search firms, stockholders or other persons. Once a potential nominee has been identified, the Nominating and Governance Committee evaluates whether the nominee has appropriate qualifications, experiences and characteristics to become a director in light of the current makeup of the Board of Directors. We believe that appropriate director qualifications and characteristics include having directors with diverse backgrounds, education, experiences, expertise and perspectives. Since 2018, we have appointed five new independent directors. Most

D.R. HORTON, INC. 2025 PROXY STATEMENT   13

CORPORATE GOVERNANCE AND BOARD MATTERS

recently, in August 2024, as part of the Company’s succession planning and commitment to ensuring strong Board composition, three new independent directors were appointed. Our three new directors were selected as director candidates from a broader director candidate pool identified by our Executive Officers and current directors. Each of these directors has an excellent professional resume that adds to the qualifications, experiences and characteristics of the Company’s current Board composition.

Gender and Ethnically Diverse Candidates. The Company’s Board and the Nominating and Governance Committee are committed to using Board refreshment opportunities to consider new gender and ethnically diverse director candidates to the Board of Directors. The Company’s Corporate Governance Principles require the Board and Nominating and Governance Committee to include gender and ethnically diverse candidates in its initial list of director candidates. Also, when recruiting a new CEO from outside the Company, the Board will include gender and ethnically diverse candidates in its initial list of CEO candidates. Further, the Board and Nominating and Governance Committee will require third-party search consultants engaged by the Board or Nominating and Governance Committee to include gender and ethnically diverse candidates on their initial list of director candidates or CEO candidates from outside the Company. Currently, certain key committee chairs and our Presiding Director are either female or ethnically diverse reflecting our Board’s commitment to diversity.

Key Qualifications and Experiences. We believe the qualifications and experiences listed below are important to the overall composition of our Board. We do not require that each director possess each of these qualifications, but rather we ensure our Board as a whole possesses these qualifications.

Real Estate	Business, Management, Accounting and Finance	Strategic Vision and Leadership

We seek to have directors with expertise or key experience in the real estate industry, which includes experience in homebuilding, land development, real estate services and sales, commercial development and leasing, financing and banking in the real estate industry or experience in analyzing or consulting in these key areas.

Real estate industry experience enables our Board to understand key operational aspects of our national homebuilding business and provides important perspective from their relevant expertise.

We seek to have directors with expertise or significant experience in business, management, accounting, finance or similar positions.

Relevant business and financial experience, particularly as a senior leader of a public company, is important to the Board as it oversees risks related to the Company’s operations, financing and reporting.

We seek to have directors with expertise or key experiences in positions that require strategic vision, leadership and decision making. We believe directors acquire these key qualifications through experience as executives, managers, entrepreneurs, business owners, directors, consultants, analysts or advisors.

We believe these key qualifications are important to the Board, as directors with these attributes provide sound business judgment, leadership and strategic vision to the Board and the Company.

Key Characteristics. In addition to the key qualifications and experiences discussed above, we also believe each member of the Board of Directors should have the following characteristics:

•	high personal and professional ethical standards, integrity and values;

•	commitment to representing the long-term interests of the stockholders;

•	practical wisdom, mature judgment and collegiality;

•	objectivity and inquisitiveness; and

•

willingness to offer his or her resignation in the event of any significant change in personal circumstances that could affect the discharge of his or her responsibilities as a director, including a change in his or her principal job responsibilities.

Corporate Governance Standards

Our Board of Directors has adopted a number of standards to comply with requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules relating to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other corporate governance matters. Our Board has adopted the D.R. Horton Corporate Governance Principles, which contain a number of corporate governance initiatives designed to comply with the NYSE listing standards (the “NYSE Rules”) and the rules and regulations of the SEC (the “SEC Rules”) relating to corporate governance. The significant corporate governance initiatives adopted by the Board of Directors are discussed below.

Corporate Governance Website

The Corporate Governance Principles, Board Committee Charters, Codes of Ethics and Conduct, Complaint Procedures and other Corporate Governance documents discussed in this Proxy Statement have been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

D.R. HORTON, INC. 2025 PROXY STATEMENT   14

CORPORATE GOVERNANCE AND BOARD MATTERS

Majority Vote Standard and Resignation Policy

The D.R. Horton Bylaws require that to be elected, a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case for the 2025 Annual Meeting), the directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. Under the Corporate Governance Principles of the Company, any director who is not elected is required to tender his or her resignation to the Chairman of the Board within a reasonable time following certification of the vote. The Nominating and Governance Committee, which is composed of only independent directors, will consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation offer or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the election results. Thereafter, the Board will promptly publicly disclose in a report filed with the SEC, its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable).

Procedures for Nominating or Recommending for Nomination Director Candidates

Our Bylaws provide, outside of the proxy access process, that any stockholder may make nominations for the election of directors if notice of such nominations is delivered to the principal executive offices of D.R. Horton not later than the close of business on the 90th calendar day or earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. In addition, the notice must comply with our Bylaws (which includes the information required under Rule 14a-19 of the Exchange Act). Because no such nominations have been made in accordance with our Bylaws, only the nominations of the Board of Directors may be voted for at the 2025 Annual Meeting.

The Board of Directors has adopted proxy access, which allows a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of D.R. Horton’s outstanding shares continuously for at least three years to nominate and include in the proxy materials director nominees constituting up to 20% of the number of directors in office, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder or group of stockholders to nominate a director candidate to be included in D.R. Horton’s proxy materials, notice of such nomination must be delivered to the principal executive offices of D.R. Horton not later than the close of business on the 120th calendar day or earlier than the close of business on the 150th calendar day prior to the first anniversary of the date that the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s annual meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.

In addition, the Nominating and Governance Committee has adopted a policy permitting stockholders to recommend candidates for director for consideration by the committee. The Nominating and Governance Committee will consider candidates recommended by stockholders on the same basis as candidates identified through other means. Stockholders wishing to recommend candidates for election must give notice to the Nominating and Governance Committee by following the same deadlines for notice to submit a nomination outlined in the advance notice requirements under our Bylaws. Each notice must set forth the same information required by our Bylaws to submit a nomination. All recommended candidates shall, at a minimum, possess the characteristics for directors discussed above. The Nominating and Governance Committee may request additional information to assist in the evaluation of the candidacy of such person.

Director Independence

Our Board of Directors is composed of a majority of independent directors in accordance with the NYSE Rules. Our Board made the independence determination of its members based on the “Independence Standards” discussed below.

Our Board has adopted a set of “Independence Standards,” consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent auditor.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Independence Standards include the following:

•	A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in compensation. Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.

•

A director is not independent if (i) the director or an immediate family member is a current partner of D.R. Horton’s external audit firm, (ii) the director is a current employee of such firm, (iii) the director’s immediate family member is a current employee of such firm and personally works on D.R. Horton’s audit, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on D.R. Horton’s audit within that time.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

•

A director who is an executive officer or an employee or whose immediate family member is an executive officer of a company that makes payments to or receives payments from D.R. Horton for property or services in an amount that in any single fiscal year exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

•

If a director serves as an executive officer, director or trustee of a charitable or educational organization and D.R. Horton’s contributions to the organization are less than $500,000, then the relationship will not be considered to be a material relationship that would impair a director’s independence.

For purposes of these Independence Standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit Committee is prohibited from receiving any direct or indirect compensation or fee from the Company, its subsidiaries or its affiliates, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the Board, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies.

Audit Committee Financial Expert Attributes: Audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal control over financial reporting and (v) an understanding of audit committee functions. Altogether, attributes (i) through (v) are referred to as the “Financial Expert Attributes.” The audit committee Financial Expert Attributes are set forth in the Corporate Governance Principles.

Compensation Committee Independence

In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of a compensation committee satisfy additional independence requirements. The NYSE Rules require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Determinations

Independence and Financial Literacy. Based on the independence and financial literacy standards discussed above, the Board has determined that Ms. Allen, Mr. Anderson, Mr. Buchanan, Dr. Carson, Mr. Crow, Ms. Crowley, Ms. Miller and Ms. Smith are (i) independent for purposes of serving as independent members of the Board of Directors and the Nominating and Governance Committees, (ii) independent for purposes of serving as independent members on the Audit Committee and the Compensation Committee and (iii) financially literate for purposes of serving on the Audit Committee.

The Board also determined that Mr. Auld and Mr. Romanowski are not independent because they are executive officers. In addition, the Board determined that Mr. Horton was not independent during the portion of fiscal 2024 that he served as a director.

Audit Committee Financial Expert. Based on the Audit Committee Financial Expert Attributes discussed above, the Board has determined that Ms. Crowley and Ms. Miller have the Financial Expert Attributes to qualify as Audit Committee Financial Experts.

Retirement Age Policy

In 2007, our Board adopted a retirement age policy for directors. Under the policy, directors may not stand for re-election after they have reached the age of 75. The policy exempted the directors who were serving on the Board at the time the policy was adopted on January 25, 2007. Consequently, Mr. Anderson and Mr. Buchanan are exempt from this policy.

Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers

In accordance with SEC Rules, the Audit Committee and the Board have adopted the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. The ethics code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. Information relating to any amendment to or waiver of a provision of the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers will be, if required, disclosed on our website within four business days of such amendment or waiver. This Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers has been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Corporate Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics (Corporate Code of Conduct) for employees and directors of D.R. Horton in accordance with the NYSE Rules. The Board adopted the Corporate Code of Conduct to provide guidance to the Board and management in areas of ethical business conduct and risk and to provide guidance to employees and directors by helping them recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) confidential reporting of unethical behavior and hotline telephone numbers. The Corporate Code of Conduct is reviewed at least annually to determine the need for any updates or revisions. The Corporate Code of Business Conduct and Ethics has been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Insider Trading Policy

We have adopted an Insider Trading Policy applicable to our directors, officers, employees, consultants and certain other persons and entities that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the listing standards of the NYSE. The Insider Trading Policy prohibits people who are covered by the policy from pledging or hedging transactions or engaging in other transactions designed to hedge or offset any decrease in the market value of our securities.

Procedures for Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. The Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters have been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Executive Sessions of the Board of Directors

Our non-employee members of the Board hold regularly scheduled executive sessions of these independent directors. Dr. Carson, Chair of the Nominating and Governance Committee, serves as Presiding Director of these executive sessions, at which the Chairman of the Board and the CEO are not present. During fiscal 2024, the independent directors met four times in executive session without members of management present.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Active Stockholder Engagement and Feedback from Investors

During fiscal 2024, the Company’s management and investor relations professionals attended investment conferences and participated in investor meetings and conference calls with hundreds of institutional investors. The Company’s investor relations team strives to be very responsive to investor requests for information and discussions. The Company has been named the Best Investor Relations Program in the Homebuilders and Building Products sector by Institutional Investor multiple times in its annual survey, including in three of the five most recent years.

During fiscal 2024, the Company offered engagement calls to stockholders representing approximately 51% of the Company’s outstanding shares and had substantive conversations with interested stockholders regarding the Company’s executive compensation, corporate governance and other ESG matters. In line with the Board’s commitment to stockholder outreach, the Compensation Committee Chair participated in outreach to the Company’s largest stockholders and led discussions with those who wished to engage.

The Company values feedback from its stockholders, and the input received regarding the Company’s performance, ESG reporting, executive compensation and other matters is regularly evaluated by management, the Board and committees. For a more fulsome discussion of actions taken in response to stockholder feedback over recent years, please see the section titled “Track Record of Board Responsiveness and Commitment to Stockholder Engagement” on page 5.

Communications with the Board of Directors and the Company

Stockholders and others who wish to contact any member of our Board or the independent directors as a group may send their correspondence to the Chair of the Nominating and Governance Committee, who also serves as the Presiding Director. Stockholders may send communications to: Presiding Director, c/o Thomas B. Montaño, Senior Vice President and Corporate Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011 or email at tbmontano@drhorton.com. Communications will be promptly forwarded to such Board member(s) or the Presiding Director, as applicable. Stockholders and others who wish to contact our Investor Relations team may send communications to Jessica Hansen, Senior Vice President and Head of Investor Relations, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011 or email at InvestorRelations@drhorton.com. Further information may be obtained through our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Board Leadership Structure, Board’s Role in Risk Oversight and Board and Committee Meetings

Board Leadership Transition and Structure

Our Board of Directors and the Nominating and Governance Committee regularly review and evaluate the Board’s leadership structure, including maintaining a succession plan for Board leadership. On September 20, 2023, our Board of Directors announced several changes to our executive and board leadership as part of its leadership succession and transition plans. To ensure a smooth transition of executive and board leadership, effective October 1, 2023, the Board and Nominating and Governance Committee appointed David Auld, who previously served as President and CEO of the Company, as Executive Vice Chair, and appointed Paul Romanowski as President and CEO and to serve as Director of the Company. At that time, while Donald R. Horton continued to serve as Chairman of the Board, he ceased to serve as an executive officer of the Company. Dr. Benjamin Carson continued to serve as Presiding Director. In May 2024, upon the passing of Mr. Horton, our founder and Chairman, Mr. Auld was appointed Executive Chairman.

The Nominating and Governance Committee believes that this leadership structure, supported by independent Board committee chairs, delivers independent Board leadership and engagement while also benefiting from the extensive experience, valuable insight and leadership our Executive Chairman provides to both the Board and the Company.

The Board does not have a policy that requires a specific board leadership structure, nor does it require the roles of the Chairman and CEO to be separated. The Board believes the current separation of the Chairman and CEO roles provides an effective leadership structure that facilitates robust and effective communication between the Chairman, the Board’s independent directors and management, which has supported the Company’s enhancement of stockholder value.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Executive Chairman — Mr. Auld	Presiding Director — Dr. Carson

Primary responsibilities include:

•  ensuring alignment between the Board and the executive management team regarding the Company’s vision, business model and strategic plans to enhance long-term shareholder value;

•  leading the Board in overseeing key risk areas of the Company and the accountability of executive management for the Company’s performance and management of risks; and

•  actively working with the Company’s executive officers and senior management team in the development of and adjustments to its strategic plans for its operations, capital structure, management personnel, leadership transitions and other significant transactions or risk areas.

Primary responsibilities include:

•  presiding at meetings of independent directors;

•  calling meetings of independent directors as needed;

•  serving as a liaison between independent directors and Company management including the Executive Chairman; and

•  working with key Board committee chairs to provide independent oversight of management.

Board’s Role in Risk Oversight

Our Board and Board committees have oversight responsibility of the Company’s risk management. The risk management process implemented by our executive officers and key managers addresses risks related to the Company’s operations, financing and liquidity, financial reporting, internal control, regulatory compliance, people, ESG matters and cybersecurity. Risk oversight is reviewed in the risk areas of the Company listed below.

Land and Lots. Our ability to build and sell homes that meet buyer demand relies on our ability to control, buy and develop land and lots in a cost-effective manner. As a result, we use substantial financial resources to control, buy and develop land and lots. We control the financial resources used in the acquisition of land and lots through a process which requires divisional, regional and corporate approval before financial resources are authorized for this purpose. Corporate approval includes review by corporate legal and accounting personnel and approval by our executive officers. Our executive team reports to the Board regarding our process of reviewing, approving and funding land and lot acquisitions. We believe this process adequately manages the risk related to our land and lot acquisitions.

Financing and Liquidity. Our financing and liquidity position may fluctuate due to changes in the homebuilding industry and home sales demand. Our Board oversees financing and liquidity risk to ensure we maintain the financial resources needed to fund our homebuilding operations. At each quarterly meeting, management reviews the Company’s financial and liquidity position with the Board, which includes projected short- and long-term financing and liquidity needs. To further manage risk in this area, the Board approves a limit on the amount of debt and equity that may be repurchased. Public debt or equity issuances are approved by the Executive Committee. We believe these measures provide adequate oversight of the Company’s financing and liquidity risk.

Financial Reporting, Internal Control and Regulatory Compliance. The Audit Committee of the Board provides risk oversight with respect to financial reporting, internal control over financial reporting, internal audit and related regulatory compliance matters. Each quarter, our Audit Committee discusses with our independent auditor its review of our interim financial information and, after our fiscal year-end, discusses its audit of our annual consolidated financial statements, including our procedures on internal control over financial reporting. Also, during the fiscal year, our Audit Committee meets in private session (without the presence of management) with our independent auditor to discuss any matters related to the audit of our annual consolidated financial statements and review of our internal control over financial reporting.

Each quarter, our Audit Committee meets with our director of internal audit and reviews the results of the internal audits of the Company’s operating divisions and other matters that may affect the Company’s key controls. Each year, the Audit Committee reviews and approves the internal audit plan for the forthcoming fiscal year. The internal audit plan is designed using a risk-based approach focusing on key risk areas in the Company’s homebuilding, rental, financial services, IT and other operations. The Audit Committee periodically meets in private session (without the presence of management) with our Vice President of Internal Audit.

Our Audit Committee periodically receives presentations on topics related to recent or anticipated changes to accounting rules and regulations, tax laws and regulations, corporate governance and financial reform rules and regulations. The Audit Committee oversees the Company’s compliance with regulatory issues in these areas and discusses with management any actions necessary to maintain or become compliant with such regulatory matters.

People. Through its oversight of and discussions with the Company’s executive management team, the Board maintains awareness of the significant decisions including the appointment, promotion and retention of the Company’s management and employees. The Nominating and Governance Committee also oversees executive management and director succession planning.

The Compensation Committee provides risk oversight with respect to compensation of the Company’s employees, including the named executive officers and other key officers, with the assistance of the Board. The Compensation Committee also reviews and approves all

D.R. HORTON, INC. 2025 PROXY STATEMENT   19

CORPORATE GOVERNANCE AND BOARD MATTERS

equity plan awards to all Company employees. We regularly review the Company’s compensation policies and practices and believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. For a comprehensive compensation risk analysis, see page 39.

ESG Matters. Key ESG matters, including environmental and climate-related risks and human capital risks such as employee health and safety and diversity, equity and inclusion, could have an adverse impact on our company. Our Board oversees these risks through the Nominating and Governance Committee, which has regular discussions on these matters with both internal and external personnel with relevant ESG responsibilities and expertise. The Board also supports and receives regular updates on progress in the Company’s reporting of ESG policies, metrics and related disclosures. In recent years, the Board has approved policies that enhance the Company’s commitments to respect human rights and to transparency of political contributions. The Board has also reviewed enterprise-level ESG risk and materiality assessments.

Cybersecurity. Our company is heavily reliant on information technology (“IT”), and potential IT failures and data security breaches could harm our business. IT and cybersecurity risk is managed by the IT Cyber Security Risk Officer and Chief Information Officer (“CIO”), and our Board oversees this risk via regular discussions with and presentations to the Audit Committee as part of Internal Audit and the CFO’s materials, paired with periodic presentations by the CIO and IT Cyber Security Risk Officer. The most recent formal presentation included highlights around the Company’s process to maintain IT security and discussed the mix of preventative and defensive approaches for IT Security and the formal incident response procedures in place. The Board also regularly inquires about changes, updates and potential issues in our strategy and execution of IT security risk management and has had other informal reviews with the CIO. Internal Audit conducts cybersecurity reviews as part of its audit procedures and presents its findings to the Board on a quarterly basis. Additionally, we conduct cybersecurity training for all employees at least annually. The Company has not had a material cybersecurity breach within the last three years. We believe these measures provide adequate risk oversight of information technology and cybersecurity matters that could affect the Company.

Board Meetings

During our fiscal year ended September 30, 2024, our Board of Directors held nine meetings and acted one time by written consent. Each director attended at least 75% of the Board and committee meetings for the committees on which he or she served held during the periods in which they served in fiscal 2024. Executive sessions of our non-employee directors, all of whom are independent, are held regularly. The sessions are scheduled and chaired by our Presiding Director, who also serves as the Chair of the Nominating and Governance Committee. Although we do not have a policy with respect to director attendance at our annual meeting of stockholders, the 2024 Annual Meeting was attended in person by each of our directors serving at that time.

Committees of the Board

Our Board is composed of seven independent directors and two management directors. Our independent directors meet regularly throughout the year in executive session to encourage open communication and discussion among the independent directors without the presence of management. The Presiding Director chairs these meetings, serves as liaison between the Chairman and the independent directors and has the authority to call meetings of the independent directors.

The Board has designated four primary committees that are responsible for various duties of the Board or its committees, as applicable. The four committees of the Board are the Nominating and Governance Committee, Audit Committee, Compensation Committee and Executive Committee. The Board of Directors has adopted governing Charters for each of the Nominating and Governance Committee, the Compensation Committee and the Audit Committee. Each of the committee chairs and Chairman discuss agendas for the Board and committees.

Executive Committee

The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of the Company that by state or federal law or the NYSE Rules may be delegated to it by the Board of Directors. In fiscal 2024, the Executive Committee was composed of Donald R. Horton until his passing in May 2024. Following his passing, David Auld, our Executive Chairman, and Paul Romanowski, our CEO, were appointed to the Executive Committee.

D.R. HORTON, INC. 2025 PROXY STATEMENT   20

CORPORATE GOVERNANCE AND BOARD MATTERS

Nominating and Governance Committee
Committee Members: Benjamin S. Carson, Sr. (Chair and Presiding Director) Barbara K. Allen Michael R. Buchanan Barbara R. Smith Committee Independence: 100% Committee Meetings: 8

The Nominating and Governance Committee’s primary purposes are to:

•  identify individuals qualified to become directors consistent with criteria approved by the Board and recommend to the Board the qualified director candidates to be filled by the Board or by the stockholders;

•  oversee the evaluation of the Board and key management;

•  develop and recommend to the Board a set of corporate governance principles applicable to the Company;

•  oversee the Company’s ESG practices and overall strategy as it pertains to:

•  workforce health and safety;

•  human capital management, including diversity and inclusion;

•  energy efficiency and the environmental impact of our business;

•  home affordability, business ethics and compliance; and

•  data privacy and protection; and

•  oversee the Company’s Related Party Transaction Policy.

The Board has determined each member of the Nominating and Governance Committee to be independent in accordance with NYSE Rules.

Compensation Committee
Committee Members: Barbara K. Allen (Chair)* Brad S. Anderson M. Chad Crow Maribess L. Miller Committee Independence: 100% Committee Meetings: 7

The Compensation Committee’s primary purposes are to:

•  understand corporate priorities and objectives relevant to the CEO and other executive officers;

•  determine the compensation of the CEO and other executive officers based on their performance relative to the established priorities and objectives;

•  maintain awareness and oversight of key management compensation;

•  monitor and administer executive officer incentive compensation and equity-based compensation plans;

•  prepare an executive compensation report to be included in the Company’s proxy statement; and

•  review and approve the compensation discussion and analysis to be included in the Company’s proxy statement.

The Board has determined each member of the Compensation Committee to be independent in accordance with NYSE Rules.

* Ms. Allen will not be standing for re-election at the 2025 Annual Meeting. Mr. Crow will serve as Chair of the Compensation Committee following the 2025 Annual Meeting.

Audit Committee
Committee Members: Maribess L. Miller (Chair) Brad S. Anderson Benjamin S. Carson, Sr. Elaine D. Crowley Committee Independence: 100% Committee Meetings: 4

The Audit Committee’s primary purposes are to:

•  assist the Board in fulfilling its oversight responsibilities relating to the:

•  integrity of the Company’s financial statements;

•  independent auditor’s qualifications and independence;

•  performance of the Company’s internal audit function and independent auditor;

•  Company’s compliance with legal and regulatory requirements;

•  Company’s management of IT and cybersecurity risk; and

•  prepare an Audit Committee report to be included in the Company’s annual proxy statement.

The Board has determined each member of the Audit Committee to be independent and financially literate in accordance with NYSE Rules, the SEC Rules, and the corporate governance and independence standards adopted by the Board. Also, for fiscal 2024, the Board has determined that each of Ms. Crowley and Ms. Miller is an audit committee financial expert under such rules, regulations and standards as set forth in the Company’s Corporate Governance Principles posted on our website.

D.R. HORTON, INC. 2025 PROXY STATEMENT   21

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation of Directors

Our Board of Directors approves the annual compensation and fees paid to our non-employee directors, each of whom is listed in the “Director Compensation for Fiscal 2024” table. The Board’s goal is to set non-employee director compensation at a level of cash and equity compensation that appropriately reflects the responsibilities of each director’s service to the Company and its stockholders. The total annual compensation of directors has varied from year to year primarily due to our practice of awarding retainer restricted stock unit awards every three years. For fiscal 2024, Mr. Auld and Mr. Romanowski, as members of executive management, did not receive any additional compensation for serving on the Board of Directors. The details of compensation for these individuals are discussed in the Compensation Discussion and Analysis (“CD&A”) section beginning on page 27.

Strategic Advisor. For fiscal 2024, the Compensation Committee approved an annual strategic advisor fee and other benefits for Donald R. Horton, who ceased serving as an executive officer of the Company effective October 1, 2023, but continued his employment with the Company, serving as Chairman and Strategic Advisor until his passing. The strategic advisor fee was comprised of an annual cash fee of $3,875,000 and a grant of 95,435 restricted stock units subject to a three-year vesting period. At the time of Mr. Horton’s passing, Mr. Horton received $2,421,875 of the cash fee. As an employee, in fiscal 2024, Mr. Horton also participated in the Company’s SERP 2 (as defined below), 401(k) plan, and health care benefit plans. The amounts paid to Mr. Horton are set forth in the “Director Compensation for Fiscal 2024” table below. Mr. Horton did not receive any additional compensation for his services as a director.

Director Fees Paid in Cash. Non-employee directors are paid cash director and committee fees as compensation for attending meetings in person, by telephone conference or virtually. In fiscal 2024, compensation for attending the meetings was $17,500 for the first quarterly meeting and $20,000 for each of the subsequent three quarterly meetings, not to exceed $80,000 for the year. Additional compensation of $5,000 annually was paid for each committee on which a director serves, and $2,500 annually was paid to each committee chair. All compensation is paid quarterly and on a pro-rata basis if the composition of the committees changes during the year. In fiscal 2025, the Board determined to maintain the cash director fees at $20,000 for each of the four quarterly meetings, not to exceed $80,000 for the calendar year and to also maintain the same committee and chair fees.

Restricted Stock Units. We have historically granted our non-employee directors retainer restricted stock unit awards every three years that vest in annual installments over three years. These awards were last approved in January 2022 and no such retainer grants were made in fiscal 2024. Our non-employee directors are also granted a separate award of restricted stock units on an annual basis at the same time the Board and the Compensation Committee grant restricted stock units to a broad group of Company employees. Each of Ms. Allen, Mr. Anderson, Mr. Buchanan, Dr. Carson and Ms. Miller received a grant of 465 restricted stock units in March 2024 as reflected in the Director Compensation table that follows. These restricted stock units vest ratably over five years. When a new non-employee director joins our Board, the Board of Directors may award restricted stock units to the new non-employee director at that time. Accordingly, Mr. Crow, Ms. Crowley and Ms. Smith, as new directors appointed in August 2024, each received a new director restricted stock unit grant of 1,320 restricted stock units that vests ratably over five years as discussed in the Director Compensation table.

Expenses and Health Care Plan. Each non-employee director is entitled to reimbursement for reasonable expenses relating to his or her service on the Board and any committee, including travel, meals and other related expenses. Each non-employee director is also eligible to participate in the Company’s broad-based health care plan, and Ms. Allen, Mr. Anderson and Mr. Buchanan each elected to participate in the plan in fiscal 2024.

D.R. HORTON, INC. 2025 PROXY STATEMENT   22

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation for Fiscal 2024

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation		Total

Donald R. Horton	—	$11,307,139	$2,434,549	(4)	$13,741,688

Barbara K. Allen	$90,000	$72,568	—		$162,568

Brad S. Anderson	$87,500	$72,568	—		$160,068

Michael R. Buchanan	$82,500	$72,568	—		$155,068

Benjamin S. Carson, Sr.	$90,000	$72,568	—		$162,568

M. Chad Crow	—	$242,392	—		$242,392

Elaine D. Crowley	—	$242,392	—		$242,392

Maribess L. Miller	$90,000	$72,568	—		$162,568

Barbara R. Smith	—	$242,392	—		$242,392

(1)	The Company pays director fees to only non-employee directors.

(2)	Amounts represent director fees paid in cash during fiscal 2024.

(3)

For Mr. Horton, the amount represents the grant date fair value of $118.48 per unit for the 95,435 restricted stock units granted to Mr. Horton on November 8, 2023 for his service as a Strategic Advisor, which restricted stock units were originally scheduled to vest ratably over three years. These restricted stock units vested upon Mr. Horton’s passing in May 2024.

For Ms. Allen, Mr. Anderson, Mr. Buchanan, Dr. Carson and Ms. Miller, the amounts represent the grant date fair value of $156.06 per unit for the 465 restricted stock units granted to each then serving non-employee director on March 21, 2024, which vest ratably over five years.

For Mr. Crow, Ms. Crowley and Ms. Smith, the amounts represent the grant date fair value of $183.63 per unit for the 1,320 restricted stock units granted to each newly appointed non-employee director on August 26, 2024 in connection with their appointments, which vest ratably over five years.

The grant date fair value of the restricted stock units was determined in accordance with the accounting guidance for share-based payments. The Company recognizes expense for these awards over the respective vesting period.

As of September 30, 2024, each non-employee director held the following number of unvested restricted stock units:

Name	Unvested Restricted Stock Units

Barbara K. Allen	4,296

Brad S. Anderson	4,296

Michael R. Buchanan	4,296

Benjamin S. Carson, Sr.	4,529

M. Chad Crow	1,320

Elaine D. Crowley	1,320

Maribess L. Miller	5,296

Barbara R. Smith	1,320

(4)

This amount represents the (1) Strategic Advisor cash fee of $2,421,875 paid to Mr. Horton for his service through May 15, 2024, (2) matching contributions of $10,350 under the D.R. Horton 401(k) plan, and (3) the participant’s portion of group health plan premiums of $2,324 paid by the Company.

D.R. HORTON, INC. 2025 PROXY STATEMENT   23

PROPOSAL TWO – ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

Proposal Two – Advisory Vote on the Approval of Executive Compensation

As required pursuant to Section 14A of the Securities Exchange Act, our stockholders are being asked to approve a non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Although this “say-on-pay” resolution is non-binding, our Board of Directors and Compensation Committee welcome your opinion and will consider the result of the vote when making future compensation decisions. Our Board has determined to hold an annual advisory vote on executive compensation, and we anticipate our next advisory vote on the approval of executive compensation after our 2025 Annual Meeting of Stockholders will be held at our 2026 Annual Meeting of Stockholders.

We encourage you to read the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement, which describes in detail how our executive compensation policies and procedures are designed and operate to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, which provide detailed information on the compensation of our named executive officers and the structure of our executive compensation programs that are designed to incentivize and reward executives for actions that create sustainable stockholder value and reward executives accordingly.

We believe that our current executive compensation program achieves an appropriate balance of short-term and long-term compensation incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our named executive officers with those of our stockholders.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve the following advisory resolution at the 2025 Annual Meeting:

RESOLVED, that the stockholders of D.R. Horton, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.

Why You Should Vote FOR the Advisory Vote on the Approval of Executive Compensation
✓

•  The Compensation Committee has incorporated feedback received from our stockholders in recent years to implement changes to incentive compensation to better align executives’ interests with those of long-term stockholders.

•  Our compensation program design, based on our executive compensation philosophy and compensation objectives, rewards executives for actions that create, and provides pay outcomes that are aligned with, long-term stockholder value.

•  More than 80% of executive target compensation remains at risk, promoting a strong focus on both Company and individual performance, and more than 75% of executive compensation is equity-based.

•  Minimum of three-year vesting for both performance and time-based equity incentivizes long-term focus and stability of management.

•  Stock ownership guidelines and clawback policies promote alignment of executives’ interests with stockholders.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” Approval of the Advisory Resolution on Executive Compensation.

D.R. HORTON, INC. 2025 PROXY STATEMENT   24

EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are:

David V. Auld Executive Chairman	Paul J. Romanowski President and Chief Executive Officer	Michael J. Murray Executive Vice President and Chief Operating Officer	Bill W. Wheat Executive Vice President and Chief Financial Officer

During fiscal 2024, Donald R. Horton served as non-executive Chairman of the Board until his passing on May 16, 2024. Effective that same day, the Board appointed David Auld, then serving as Executive Vice Chair, as our Executive Chairman of the Board.

Non-Director Executive Officers

Michael J. Murray

Executive Vice President and Chief Operating Officer

Mr. Murray, age 58, is Executive Vice President and Chief Operating Officer of D.R. Horton, positions he has held since 2014, including his service as Co-Chief Operating Officer in fiscal 2022 and 2023. Mr. Murray served as Senior Vice President of Business Development from 2012 to 2014. From 2004 to 2012, Mr. Murray served as the Company’s Vice President and Controller after joining the Company in 2002 as the Director of Internal Audit.

He began his career at Price Waterhouse LLP (now PwC) and then worked at several other companies in finance and accounting roles prior to joining the Company.

Mr. Murray graduated from the University of Texas at Arlington in 1988 with a bachelor of business administration degree in accounting.

Bill W. Wheat

Executive Vice President and Chief Financial Officer

Mr. Wheat, age 58, is Executive Vice President and Chief Financial Officer of D.R. Horton, positions he has held since 2003. Mr. Wheat was the Company’s Senior Vice President and Controller from 2000 through 2003, after joining the Company in 1998 as an Accounting Manager. Mr. Wheat also served as a member of the Board of Directors of the Company from 2003 to 2011.

Mr. Wheat began his career at Price Waterhouse LLP (now PwC) and then worked at The Bombay Company in several financial and accounting roles prior to joining the Company.

Mr. Wheat graduated from Baylor University in 1988 with a bachelor of business administration degree in accounting and finance.

D.R. HORTON, INC. 2025 PROXY STATEMENT   25

EXECUTIVE OFFICERS

The following table outlines the respective roles and responsibilities of each of our current named executive officers.

Roles and Responsibilities of our Named Executive Officers

David V. Auld

Executive Chairman

Primary responsibilities include:

•   ensuring alignment between the Board and the executive management team regarding the Company’s vision, business model and strategic plans to enhance long-term shareholder value;

•   leading the Board in overseeing key risk areas of the Company and the accountability of executive management for the Company’s performance and management of risks; and

•   actively working with the Company’s executive officers and senior management team in the development of and adjustments to its strategic plans for its operations, capital structure, management personnel, leadership transitions and other significant transactions or risk areas.

Paul J. Romanowski

President & Chief Executive Officer

Primary responsibilities include:

•   leading the Company’s management team and employees to execute operating strategies to drive performance of the Company’s homebuilding, financial services, rental, Forestar and other businesses to enhance long-term shareholder value;

•   planning for and ensuring effective execution of the development and positioning of employees for future management leadership of the Company’s businesses, corporate functions and executive officer roles;

•   direct executive oversight of six of the Company’s fourteen internal homebuilding operating regions, including approval of investments in land and lots; and

•   direct executive oversight of the Chief Operating Officer, Chief Financial Officer and two corporate departments.

Michael J. Murray

Executive Vice President & Chief Operating Officer

Primary responsibilities include:

•   shared executive coordination of the operations of the Company’s homebuilding, financial services, rental, Forestar and other businesses;

•   planning for and ensuring effective execution of the development and positioning of employees for future management leadership of the Company’s businesses, corporate functions and executive officer roles;

•   direct executive oversight of six of the Company’s fourteen internal homebuilding operating regions, including approval of investments in land and lots; and

•   direct executive oversight of the rental business management team and two corporate departments.

Bill W. Wheat

Executive Vice President & Chief Financial Officer

Primary responsibilities include:

•   shared executive coordination of the operations of the Company’s homebuilding, financial services, rental, Forestar and other businesses;

•   planning for and ensuring effective execution of the development and positioning of employees for future management leadership of the Company’s businesses, corporate functions and executive officer roles;

•   direct executive oversight of the financial services management team and a majority of the corporate departments; and

•   direct executive oversight of two of the Company’s fourteen internal homebuilding operating regions, including approval of investments in land and lots.

D.R. HORTON, INC. 2025 PROXY STATEMENT   26

EXECUTIVE COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

Overview

Our Compensation Committee strives to design a fair and competitive compensation program for executive officers that will attract, motivate and retain highly qualified and experienced executives, reward superior performance and provide incentives that are based on the performance of the Company, with an overall emphasis on maximizing long-term stockholder value. This Compensation Discussion and Analysis (“CD&A”) provides information regarding our compensation objectives and the relationship between executive performance and executive compensation.

Our named executive officers (“NEOs”) for fiscal 2024 were:

David V. Auld	Executive Chairman

Paul J. Romanowski	President and Chief Executive Officer

Michael J. Murray	Executive Vice President and Chief Operating Officer

Bill W. Wheat	Executive Vice President and Chief Financial Officer

Our Executive Compensation Principles Drive our Compensation Design

Our Board and its Compensation Committee strongly believe that it is in the best interests of stockholders to incentivize executives to take actions that create sustainable stockholder value and reward executives accordingly. To achieve that, the Compensation Committee has designed a compensation structure that is grounded in compensation principles which in turn drive our executive compensation objectives.

Executive Compensation Principles	Executive Compensation Objectives
Business Resilience	✓ Achieve long-term sustainability of our business
Alignment of Interests	✓ Align our executives’ interests with stockholders’ interests with the goal of maximizing long-term stockholder value
Pay-for-Performance	✓ Award compensation that recognizes valuable short- and long-term individual performance as well as the Company’s overall performance
Attract and Retain	✓ Motivate and retain highly qualified and experienced executives

Our executive compensation design promotes alignment with stockholders and protects their interests.

Design Feature	Rationale and Impact	Business Resilience	Alignment of Interests	Pay for Performance	Attract and Retain

Emphasize At-Risk and Performance-based Compensation	• 92% of fiscal 2024 CEO Target Pay at risk	✓	✓	✓

Balance Short- and Long-term Incentives	• Reward executives for actions that will create short- and long-term stockholder value	✓	✓	✓	✓

Equity Pay Mix	• Majority of equity granted as PSUs	✓	✓	✓	✓

Annual Cash and Equity Incentive Tied to Profitability	• Reward executives for increased profitability which creates stockholder value	✓	✓	✓	✓
• No guaranteed bonuses

Stock Ownership Guidelines	• Ensure alignment of executive interests with those of long-term stockholders		✓	✓

Clawback and Anti-hedging and Pledging Policies	• Mitigate compensation risk and ensure strong alignment with stockholder interests	✓	✓	✓

D.R. HORTON, INC. 2025 PROXY STATEMENT   27

EXECUTIVE COMPENSATION

Key Performance Highlights

(1)

Return on assets is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

(2)

Return on equity is calculated as net income attributable to D.R. Horton for the year divided by average stockholders’ equity, where average stockholders’ equity is the sum of ending stockholders’ equity balances of the trailing five quarters divided by five.

(3)	Consolidated leverage ratio represents consolidated notes payable divided by total capital (stockholders’ equity plus consolidated notes payable).

(4)	The comparison assumes a hypothetical investment in D.R. Horton common stock and in the S&P 500 Index of $100 at September 30, 2019 and assumes that all dividends were reinvested.

	As of and for the Fiscal Year Ended September 30,					% Change
						2024 vs 2023	2024 vs 2020
Stock Price and Other Data	2024	2023	2022	2021	2020

Common stock price	$190.77	$107.47	$67.35	$83.97	$75.63	78%	152%

Total equity market capitalization (in millions)	$61,815	$35,986	$23,165	$29,895	$27,529	72%	125%

Book value per common share	$78.12	$67.78	$56.39	$41.81	$32.53	15%	140%

Diluted earnings per common share	$14.34	$13.82	$16.51	$11.41	$6.41	4%	124%

Cash dividends paid per common share	$1.20	$1.00	$0.90	$0.80	$0.70	20%	71%

D.R. HORTON, INC. 2025 PROXY STATEMENT   28

EXECUTIVE COMPENSATION

Fiscal 2024 Compensation Highlights

Pay Mix

David V. Auld, Executive Chairman

82% At-Risk

4% Base Salary	18% PTI Bonus (Cash Portion)	18% PTI Bonus (Equity Portion)	46% PSUs	14% RSUs

22% Cash		78% Equity

Paul J. Romanowski, President and CEO

92% At-Risk

3% Base Salary	19% PTI Bonus (Cash Portion)	19% PTI Bonus (Equity Portion)	54% PSUs	5% RSUs

22% Cash		78% Equity

Other Named Executive Officers

(average)

90% At-Risk

3% Base Salary	19% PTI Bonus (Cash Portion)	19% PTI Bonus (Equity Portion)	52% PSUs	7% RSUs

22% Cash		78% Equity

Executive	Fixed(1)	At-Risk(1)	Cash(2)	Equity(2)

David V. Auld	18%	82%	22%	78%

Paul J. Romanowski	8%	92%	22%	78%

Michael J. Murray	10%	90%	22%	78%

Bill W. Wheat	10%	90%	23%	77%

(1)

The fixed portion of compensation includes the executive’s base salary and the grant date fair value of time-based restricted stock units (“RSUs”) that vest based on continued employment with the Company. Once granted, the value of RSUs fluctuates based on the Company’s stock price. The %s rounded to the next whole number.

The at-risk portion of compensation includes the executive’s annual PTI Bonus and PSUs, which are at risk based on Company performance against preset performance goals or criteria.

(2)	Cash compensation includes the executive’s base salary and 50% of the PTI Bonuses paid in cash.

Equity compensation includes the remainder of the PTI Bonuses paid in common stock and the grant date fair value of PSUs and RSUs for each named executive officer.

Prior to approving the final amounts of compensation to be paid to our executive officers, including the PTI Bonuses, the Compensation Committee reviewed the key operating and financial results achieved in fiscal 2024 and determined that the mix of cash bonus and equity bonus was appropriate based on the results achieved. (See “2024 Fiscal Year — Pre-Tax Income Performance Bonus Results and Payout” on page 32.)

D.R. HORTON, INC. 2025 PROXY STATEMENT   29

EXECUTIVE COMPENSATION

Components of Compensation

Based on the objectives discussed above, our executive compensation for fiscal 2024 was designed to include pay elements that focus executives on, and reward actions that create, sustainable stockholder value. Hence, our executive compensation includes what the Compensation Committee believes to be an appropriate mix of cash and equity compensation, with a significant emphasis on performance-based incentives that are earned when the Company achieves performance measured against preset goals.

For fiscal 2024, the Compensation Committee designed a pay structure that it believes best serves the interests of stockholders as outlined in the table below:

Pay Element	At Risk	Purpose of Pay Element	What the Pay Element Rewards	Key Highlights

Base Salary		Provide fixed compensation for each executive	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company

✓ Base salaries unchanged for all NEOs during fiscal 2024 except Mr. Romanowski who was promoted to President and Chief Executive Officer; amounts remain in line with or below comparable positions in our peer group

PTI Bonus	✓	Achieve annual profitability that leads to increased stockholder value	Annual achievement of metrics that measure execution of strategic goals	✓ Dollar cap for all NEOs ✓ Payouts split equally into cash and equity

PSUs	✓	Focus on longer-term performance, create alignment with long-term stockholders	Achievement of multi-year financial performance goals and value creation

✓ Three-year performance period

✓ PSUs comprise majority of target fiscal 2024 equity compensation

✓ Relative performance must exceed median for target payout on relative ROA and relative operating margin metrics

RSUs		Create alignment with stockholders by focusing efforts on longer-term stockholder returns	Long-term stockholder value creation	✓ Three- to five-year vesting provides retentive value

Executive Chairman Pay At Risk %	82%

CEO Pay At Risk %	92%

Other NEOs Pay At Risk %	90%

D.R. HORTON, INC. 2025 PROXY STATEMENT   30

EXECUTIVE COMPENSATION

Cash Compensation: Base Salaries and Performance Bonuses

Base Salaries – Named Executive Officers

Base salaries for our executive officers provide a fixed base level of compensation. When setting fiscal 2024 base salaries for our executives, we considered the following factors:

•	level of experience, responsibility and tenure;

•	national scope of the Company’s operations;

•	contributions to achievements of the Company’s objectives;

•	amount of fixed cash compensation considered appropriate to retain the executive’s services;

•	average and median base salaries of comparable executives in our peer group; and

•	recommendations of Mr. Auld, other than for himself.

When determining named executive officer base salaries, the Compensation Committee did not assign a specific weight to each of the factors listed above, did not target a specific percentile ranking that base salaries should be relative to the peer group, and did not use a target percentage that the base salaries should be in relation to total compensation. Effective October 1, 2023, Mr. Romanowski, who was previously Executive Vice President and Co-Chief Operating Officer, was appointed to the role of President and Chief Executive Officer. Upon his promotion, the Compensation Committee increased Mr. Romanowski’s base salary to reflect his additional responsibilities. The fiscal 2024 base salaries for the other named executive officers were unchanged. Base salaries for our named executive officers for fiscal 2024 and 2023 are set forth in the following table:

	Base Salary
Name	2024	2023

David V. Auld	$700,000	$700,000

Paul J. Romanowski	$700,000	$500,000

Michael J. Murray	$500,000	$500,000

Bill W. Wheat	$500,000	$500,000

2024 Fiscal Year - Pre-Tax Income Performance Bonus

During fiscal 2024, in line with our compensation philosophy to award incentive bonuses to link pay with performance, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat each had the opportunity to earn a performance bonus (“PTI Bonus”) based on the Company’s pre-tax income earned during the year. “Pre-tax income” or “PTI” means consolidated income before income taxes, as publicly reported by the Company in its consolidated financial statements prepared in accordance with generally accepted accounting principles. The Compensation Committee believes that strong profitability increases the value of the Company, which benefits all of our long-term stockholders.

The maximum payout percentages for the PTI Bonus in fiscal 2024 are included in the table below. The Compensation Committee sets these percentages each year at the beginning of the fiscal year.

In lieu of receiving a discretionary cash bonus as in prior years, effective fiscal 2024, Mr. Wheat became eligible for the PTI Bonus in an effort to better align the pay structure within the executive team and provide bonuses directly in line with the creation of stockholder value. In addition, beginning with fiscal 2024, the PTI Bonus amount earned was equally split between cash and Company stock for all our named executive officers to further align their interests with our stockholders. The maximum payout percentages were subjectively determined rather than based on any specific formulaic methodology, and the Compensation Committee reserves the right to use its discretion to adjust downward, but not upward, the final earned PTI Bonus amounts. The Compensation Committee also assigns maximum potential payout dollar amounts for each executive. The threshold for achieving an annual incentive bonus was the attainment of positive pre-tax income. If no pre-tax income was attained, then no bonus would be earned under the PTI Bonus. The bonuses earned under the PTI Bonus program were as set forth in the tables on the next page.

D.R. HORTON, INC. 2025 PROXY STATEMENT   31

EXECUTIVE COMPENSATION

Maximum PTI Bonus Payout Rates
	Percent of Pre-Tax Income
Name	Fiscal 2024		Fiscal 2023		Fiscal 2022

David V. Auld	0.10	%(1)	0.20	%(1)	0.20	%(1)

Paul J. Romanowski	0.15	%(1)	0.10	%(2)	0.10	%(2)

Michael J. Murray	0.125	%(3)	0.10	%(2)	0.10	%(2)

Bill W. Wheat	0.10	%(4)	N/A		N/A

(1)	Payout capped at $14 million with the amount earned split equally between cash and Company stock.

(2)	Payout capped at $10 million with the amount paid in cash.

(3)	Payout capped at $12.5 million with the amount earned split equally between cash and Company stock.

(4)	Payout capped at $10 million with the amount earned split equally between cash and Company stock.

2024 Fiscal Year – Pre-Tax Income Performance Bonus Results and Payout

The tables below set forth the Company’s pre-tax income (“PTI”) and PTI Bonuses paid in cash and stock for fiscal 2024 to Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat:

David V. Auld
		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2024	$2,776,034,299	0.10%	$2,776,034	$1,388,040	$1,387,994
2nd Semi-Annual Period Ended September 30, 2024	$3,508,639,190	0.10%	$3,508,639	$1,754,340	$1,754,299

Annual Amount	$6,284,673,489	0.10%	$6,284,673	$3,142,380	$3,142,293

	Maximum Potential Payout		$14,000,000

Paul J. Romanowski
		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2024	$2,776,034,299	0.15%	$4,164,051	$2,081,987	$2,082,064
2nd Semi-Annual Period Ended September 30, 2024	$3,508,639,190	0.15%	$5,262,959	$2,631,428	$2,631,531

Annual Amount	$6,284,673,489	0.15%	$9,427,010	$4,713,415	$4,713,595

	Maximum Potential Payout		$14,000,000

Michael J. Murray
		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2024	$2,776,034,299	0.125%	$3,470,043	$1,735,014	$1,735,029
2nd Semi-Annual Period Ended September 30, 2024	$3,508,639,190	0.125%	$4,385,799	$2,192,967	$2,192,832

Annual Amount	$6,284,673,489	0.125%	$7,855,842	$3,927,981	$3,927,861

	Maximum Potential Payout		$12,500,000

Bill W. Wheat
		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2024	$2,776,034,299	0.10%	$2,776,034	$1,388,040	$1,387,994
2nd Semi-Annual Period Ended September 30, 2024	$3,508,639,190	0.10%	$3,508,639	$1,754,340	$1,754,299

Annual Amount	$6,284,673,489	0.10%	$6,284,673	$3,142,380	$3,142,293

	Maximum Potential Payout		$10,000,000

D.R. HORTON, INC. 2025 PROXY STATEMENT   32

EXECUTIVE COMPENSATION

For fiscal 2024, the total potential PTI Bonus was capped at $14 million for Mr. Auld and Mr. Romanowski, $12.5 million for Mr. Murray and $10 million for Mr. Wheat, with any payout earned split between cash and Company stock. The number of shares issued was determined by dividing the portion of the PTI Stock Bonus by the Company’s stock price on the date the Compensation Committee approved the award payout. Amounts attributable to any fractional shares for the equity component were paid in cash.

Equity Compensation: Performance and Time-Based

Our Compensation Committee believes that our executive compensation plans should include performance and time-based equity awards as the primary long-term components. We believe long-term equity awards align the financial interests of our executive officers with the interests of our stockholders by focusing more on the long-term performance of the Company. Each of our named executive officers has the opportunity to earn incentive awards based on Company performance over a three-year period. By awarding performance equity compensation over the longer performance period, our executives’ interests are aligned with our stockholders’ interests.

Performance Equity. We grant our executive officers equity awards in the form of performance stock units (“PSUs”), which are earned by achieving key performance goals over a three-year performance period. The primary purpose of these awards is to motivate our executives to achieve a superior level of performance for each of these performance metrics relative to our peer group which we believe will drive long-term value to our stockholders.

Time-Based Equity. We grant our executive officers equity awards in the form of restricted stock units (“RSUs”) that vest over a three- or five-year time period based on continued employment with the Company. The primary purpose of these awards is to align the interests of our executives with those of long-term stockholders as well as to retain the services of our executive officers who have significant experience and have demonstrated superior performance in the homebuilding industry.

Each fiscal year, the Compensation Committee reviews the value and number of PSUs to be awarded for a new three-year performance period and the number and value of RSUs. In such review, the Compensation Committee considers target number of PSUs, the maximum number of PSUs that could be earned and the expected value of the PSU and RSU awards, as well as all other components of each executive’s compensation.

2024 Fiscal Year Equity Awards – Target 2026 PSUs and RSUs

In fiscal 2024, the Compensation Committee awarded the following target number of PSUs (the “2026 PSUs”) and RSUs to each of the named executive officers as follows:

Name	Target Number of 2026 PSUs	Grant Date Value of 2026 PSUs(1)	Number of RSUs	Grant Date Value of RSUs(2)	Equity Pay Mix (PSUs as % of Equity)

David V. Auld	55,556	$8,151,176	20,935	$2,480,379	76.7%

Paul J. Romanowski	92,912	$13,632,049	10,470	$1,219,755	91.8%

Michael J. Murray	73,755	$10,821,334	10,470	$1,219,755	89.9%

Bill W. Wheat	55,556	$8,151,176	9,440	$1,099,760	88.1%

(1)

In October 2023, the Compensation Committee approved the target number 2026 PSUs before establishing the final performance goals in December 2023, which were relative TSR, relative ROA and relative operating margin, as defined and further described and discussed below. The grant date was thus established in December when the final performance goals were approved. The Company’s stock price increased from October 2023 to December 2023, which increased the grant date value of the 2026 PSUs from $108.74 to $146.72 per unit as determined in accordance with accounting guidance for share-based payments.

(2)	The grant date fair value of the November 8, 2023 RSUs vesting in three years is $118.48 per unit and $116.50 per unit for the RSUs vesting in five years.

2024 Fiscal Year – Award of 2026 PSUs – Potential Vesting at September 30, 2026

The 2026 PSUs include three performance goals of relative TSR, relative PT-ROA and relative operating margin and will vest based on the final performance rankings after the completion of the performance period, which is the three-year period from October 1, 2023 through September 30, 2026 (the “2026 Performance Period”). The 2026 PSUs were subject to the following metrics and goals:

Metric (Weight)	Comparator Group	Threshold Performance	Threshold Vesting	Target Performance	Target Vesting	Maximum Performance	Maximum Vesting

Relative TSR Performance (25%)	S&P 500 Index TSR	9 Points Below Index	10% of award	Equal to S&P 500 Index TSR	100% of award	10 Points Above Index	200% of award

Relative PT-ROA Performance (50%)	Homebuilding Peer Group	6th rank out of 9 companies	50% of award	3rd rank out of 9 companies	100% of award	1st rank out of 9 companies	200% of award

Relative Operating Margin Performance (25%)	Homebuilding Peer Group	6th rank out of 9 companies	50% of award	3rd rank out of 9 companies	100% of award	1st rank out of 9 companies	200% of award

D.R. HORTON, INC. 2025 PROXY STATEMENT   33

EXECUTIVE COMPENSATION

TSR:

means “total shareholder return” (stock price increases and decreases plus dividends paid) of the Company over the 2026 Performance Period as determined by Standard and Poor’s using the same methodology used in preparing the stock performance graph included each year in the Company’s Form 10-K.

PT-ROA:	means “pre-tax return on assets” which is the Company’s consolidated pre-tax income or loss divided by average total assets net of cash over the 2026 Performance Period.

Operating Margin:	means the Company’s consolidated pre-tax income or loss divided by consolidated revenues over the 2026 Performance Period.

The Company’s peer group for the 2026 PSUs consists of the eight publicly traded homebuilding companies listed on page 39 plus D.R. Horton. Consistent with enhancements made to the 2025 PSUs based on feedback from our stockholders, the 2026 PSUs require a 6th rank out of 9 for vesting at threshold and a 3rd rank out of 9 for vesting at target for the relative PT-ROA and relative operating margin metrics.

The Compensation Committee used the relative TSR performance goal to compare our TSR to the S&P 500 Index TSR which incentivizes our executives to achieve a return for our stockholders that is better than the return achieved by a broad-based index of companies. The two performance goals of relative PT-ROA and relative Operating Margin (“OM”) continue to reflect important operating metrics. Relative PT-ROA, an important return on assets metric, incentivizes our executives to achieve operating profitability relative to our total assets (net of cash), which measures our efficiency at using our assets to generate pre-tax income as compared to our peer group. Relative OM incentivizes and rewards our executives for outperforming our homebuilding peers over a three-year performance period on this important profitability metric. The Compensation Committee believes that incentivizing relative outperformance on PT-ROA and OM is aligned with increasing stockholder value.

For fiscal 2024, when determining the target number of 2026 PSUs in October 2023, the Compensation Committee reviewed the estimated value of for these awards in relation to the Company’s consolidated revenue, pre-tax income and other operating results. The Compensation Committee chose to further incentivize these executive officers by retaining the maximum payout at two times the target amounts in the event that maximum performance is achieved on the three Performance Goals. When the 2026 PSUs were granted, the target and maximum amounts were subjective determinations and not based on any formulaic method or benchmark. Additional information on the grant date fair value of the 2026 PSUs is set forth in the “Summary Compensation Table” on page 41 and the “Grants of Plan-Based Awards” table on page 42.

2024 PSUs – Ranking Results and Vesting at September 30, 2024 Based on Actual Performance

In October 2024, the Compensation Committee reviewed the performance achieved for the PSUs granted in October 2021, as amended and restated on March 23, 2022 (the “2024 PSUs”), to each of our then serving named executive officers. The 2024 PSUs had a three-year performance period from October 1, 2021 through September 30, 2024 (the “2024 Performance Period”). The 2024 PSUs vested based on achieving performance under the four performance goals (“Performance Goals”) in the table below. The number of shares earned and issued are set forth in the table under the heading “Final Results” on page 36.

Performance Goal	Performance Comparison	Weighting to Total Award

Relative TSR	S&P 500 Index TSR	25%

Relative ROI	Peer Group	25%

Relative SG&A	Peer Group	25%

Relative GP	Peer Group	25%

TSR:

means “total shareholder return” (stock price increases and decreases plus dividends) of the Company over the 2024 Performance Period as determined by Standard and Poor’s using the same methodology used by Standard and Poor’s in preparing the stock performance graph included each year in the Company’s Form 10-K.

ROI:	means “return on investment” which is consolidated pre-tax income or loss divided by average total assets over the 2024 Performance Period.

SG&A:	means consolidated “selling, general and administrative expense” (including corporate general and administrative expenses) as a percentage of consolidated revenues over the 2024 Performance Period.

GP:

means homebuilding segment “gross profit” defined as homebuilding revenues minus homebuilding cost of sales, including inventory and land option charges, divided by homebuilding revenues over the 2024 Performance Period.

D.R. HORTON, INC. 2025 PROXY STATEMENT   34

EXECUTIVE COMPENSATION

The following tables set forth the number of 2024 PSUs that could have been earned based on the final performance rankings of the Company.

TSR Portion of Award

(weighted 25% of target award)

Company TSR Relative to S&P 500 Index TSR	Percentage of Target Award		David V. Auld	Paul J. Romanowski and Michael J. Murray	Bill W. Wheat
			Number of PSUs Earned
10 Points Below Index	Forfeited		Zero	Zero	Zero
9 Points Below Index	Threshold	10%	3,750	1,250	750
Equal to S&P 500 Index TSR	Target	100%	37,500	12,500	7,500
10 Points Above Index	Maximum	200%	75,000	25,000	15,000

Each of the ROI, SG&A and GP Portions of Award

(each weighted 25% of target award)

Performance Level Compared to 9-Company Peer Group	Percentage of Target Award		David V. Auld	Paul J. Romanowski and Michael J. Murray	Bill W. Wheat
			Number of PSUs Earned
7th – 9th Ranks	Forfeited		Zero	Zero	Zero
6th Rank	Threshold	50%	18,750	6,250	3,750
3rd Rank	Target	100%	37,500	12,500	7,500
1st Rank	Maximum	200%	75,000	25,000	15,000

As set forth in the tables above, the number of 2024 PSUs could have been earned at a maximum of 300,000 for Mr. Auld, 100,000 for each of Mr. Romanowski and Mr. Murray, and 60,000 for Mr. Wheat upon maximum achievement of each of the four Performance Goals and forfeited by each executive in the event of below threshold performance of each of the four Performance Goals. For the 2024 PSUs, the Company’s peer group consisted of the following publicly traded homebuilding companies: KB Home, Lennar, Meritage Homes, NVR, PulteGroup, Taylor Morrison, Toll Brothers, and Tri Pointe Homes. M.D.C. Holdings was removed from our peer group for the 2024 PSUs because it was acquired by Sekisui House in April 2024. Each 2024 PSU represented the contingent right to receive one share of common stock if vesting was satisfied. The 2024 PSUs had no rights to dividends or voting prior to vesting and payout in common stock.

Vesting of the 2024 PSUs with respect to the TSR Performance Goal was determined after the 2024 Performance Period based on a comparison of the Company’s TSR to the S&P 500 Index’s TSR as computed by Standard and Poor’s using their TSR methodology. Vesting of the 2024 PSUs with respect to the ROI, SG&A and GP Performance Goals was determined after the 2024 Performance Period based on the relative ranking of the Company’s performance on each Performance Goal to each peer group company’s performance on each Performance Goal.

The following tables set forth the final relative rankings for the relative TSR, ROI, SG&A and GP Performance Goals with respect to the 2024 PSUs:

Final Relative Rankings

	Relative Total Shareholder Return
Company / Index Name	September 30, 2021	September 30, 2024

D.R. Horton, Inc.	100	233.87	*

S&P 500 Index	100	140.17

*

The TSR comparison between the Company and the S&P 500 Index is over the three-year performance period and assumes a hypothetical investment of $100 in the Company’s common stock and a $100 investment in the S&P 500 Index on September 30, 2021 and assumes all dividends reinvested. Final performance goal ranking achieved by the Company on the TSR performance goal was 93.70 points above the S&P 500 Index for the three-year period ending September 30, 2024, as reflected in the table above.

	ROI, SG&A and GP Rankings
Performance Goal	9th Place	8th Place	7th Place	6th Place	5th Place	4th Place	3rd Place	2nd Place	1st Place

Relative ROI	40.57%	41.18%	41.47%	45.35%	45.44%	56.93%	65.69%*	70.94%	101.95%

Relative SG&A	11.51%	10.69%	10.68%	9.75%	9.58%	9.43%	9.27%	9.25%*	6.59%

Relative GP	22.33%	24.05%	24.13%	24.70%	24.88%	25.03%*	25.83%	26.49%	29.21%

*	Final performance goal ranking attained by the Company: 3rd place on ROI, 2nd place on SG&A and 4th place on GP.

D.R. HORTON, INC. 2025 PROXY STATEMENT   35

EXECUTIVE COMPENSATION

Final Results

The final payout was based on the three-year performance period ended September 30, 2024.

	David V. Auld		Paul J. Romanowski and Michael J. Murray		Bill W. Wheat
Final Company Performance Rankings	Target Number of PSUs Awarded	Number of PSUs Earned	Target Number of PSUs Awarded	Number of PSUs Earned	Target Number of PSUs Awarded	Number of PSUs Earned

TSR = 10+ Points Above	37,500 Units	75,000 Units	12,500 Units	25,000 Units	7,500 Units	15,000 Units

ROI = 3rd Place	37,500 Units	37,500 Units	12,500 Units	12,500 Units	7,500 Units	7,500 Units

SG&A = 2nd Place	37,500 Units	56,250 Units	12,500 Units	18,750 Units	7,500 Units	11,250 Units

GP = 4th Place	37,500 Units	31,250 Units	12,500 Units	10,417 Units	7,500 Units	6,250 Units

	150,000 Units	200,000 Units	50,000 Units	66,667 Units	30,000 Units	40,000 Units

After reviewing rankings for the 2024 PSUs, on October 23, 2024, the Compensation Committee approved the issuance of 200,000, 66,667, 66,667 and 40,000 shares of common stock to Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat, respectively, which reflected a final payout of 133.3% of the target amount for these awards.

Updates for Fiscal 2025 – 2027 PSUs

For fiscal 2025, the Compensation Committee added relative return on assets and earnings per share growth as performance metrics in our PSU program while retaining Relative TSR and Relative PT-ROA, for a total of four performance metrics. Compared to our performance metrics in 2024, the emphasis and weighting of the TSR metric were increased, the rigor of the target TSR performance was increased, and the maximum potential vesting was increased if higher relative TSR performance is achieved. Also, a comparison of our return on assets to that of each S&P 500 company was added to incent superior performance relative to the broader market beyond the homebuilding industry. The earnings per share growth metric was added to incent consistent long-term earnings growth, which the Committee believes is a key driver of our stock valuation. The relative TSR metric will be weighted 30%, the relative return on assets and earnings per share growth metrics will each be weighted 25% and the relative PT-ROA will be weighted 20%.

Retirement Benefits

Our executive officers do not participate in any qualified defined benefit plans, but they do participate in the retirement plans described below. We believe that it is important to offer these retirement plans to our executive officers as part of a competitive long-term compensation program that encourages saving for retirement and that promotes long-term retention.

Profit Sharing Plus Plan (401(k) plan). Our executive officers participate in our Company-wide 401(k) plan. Executive officers, like all other eligible employees, may contribute between 1% and 75% of their earnings, on a pre-tax basis, into the 401(k) plan, subject to tax code limits. For 2024, the maximum amount that could be contributed was $23,000 ($30,500 for participants 50 years or older). The Company makes a matching contribution to the participant’s account in an amount of $0.50 for each $1.00 contributed by the participant up to 6% of his or her salary, subject to tax code limits. The matching contributions made by the Company on behalf of the executive officers for each applicable year are included in the “All Other Compensation” column in the “Summary Compensation Table” on page 41.

Deferred Compensation Plan. The Company also maintains the Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a nonqualified deferred compensation plan maintained primarily to provide deferred compensation benefits in excess of IRS contribution limits for a select group of “management or highly compensated employees”. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2. The Company also maintains the Amended and Restated Supplemental Executive Retirement Plan 2 (“SERP 2”), a nonqualified plan, to permit eligible participants, which include our executive officers, region presidents, division presidents and other key employees, to accrue supplemental Company benefits payable upon retirement, separation of service, death or disability. The SERP 2 provides that if the executive is employed by the Company on the last day of the fiscal year, the Company will establish a liability to such executive equal to 10% of his or her annual base salary as of the first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2.

In fiscal 2024, the Compensation Committee reviewed the amounts listed in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “Summary Compensation Table” on page 41. These amounts represent the above-market portion of earnings on outstanding SERP 2 balances for the named executive officers. As part of this analysis, we reviewed the data related to the dollar amounts disclosed in the same column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary

D.R. HORTON, INC. 2025 PROXY STATEMENT   36

EXECUTIVE COMPENSATION

Compensation Tables for each of the CEOs or principal executive officers of each company in our peer group from their most recently filed proxy statements. We believe the amounts accrued for above-market earnings on SERP 2 balances are reasonable when compared to our peer group and reasonable relative to the total compensation packages offered to our named executive officers. Also, we considered other factors, including that the Company does not provide our named executive officers with employment agreements or severance agreements or other forms of guaranteed retirement benefits other than the 401(k) matching contribution discussed above. As a result, our SERP 2 program serves as a useful and reasonable fixed compensation component of our overall compensation package.

Other Compensation and Stock Matters

Stock Ownership Guidelines. Historically, our executive officers have maintained significant ownership of our common stock. See “Beneficial Ownership of Common Stock” on pages 55 and 56. Our Board has adopted Stock Ownership Guidelines for directors and executive officers, which are available on our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section. Our stock ownership guidelines provide that no later than 5 years after the later of adoption of the guidelines or the date of election as a new director or appointment as an executive officer, such person shall maintain ownership of our common stock with a value equal to a multiple of (i) for non-employee directors, the annual cash board fee, and (ii) for executive officers, their annual base salary.

The multiples are as follows:

•	Executive Chairman of the Board, 5x

•	Chief Executive Officer, 4x

•	Chief Operating Officer and Chief Financial Officer, 3x

•	Other Executive Officers, 2x

•	Non-Employee Directors, 3x

If after 4 years, the Nominating and Governance Committee determines a participant is not likely to satisfy the ownership requirements within the 5-year time frame, the Nominating and Governance Committee may require the participant to retain and hold 25% of the net shares received by the participant after taxes as compensation or fees from the Company until the ownership guidelines are satisfied.

As of November 29, 2024, each of our executive officers and non-employee directors satisfied the stock ownership requirements, or was within the applicable five-year compliance window, as set forth in the Company’s Stock Ownership Guidelines.

Double Trigger Acceleration of Vesting upon a Change in Control. The Compensation Committee provided that all grants of time-based equity awards to our executive officers beginning in fiscal 2020 must provide for the acceleration of vesting in the event of a change in control only if there occurs, both (i) a “change in control” and (ii) any deferred termination event (a “double trigger” vesting event). The double trigger vesting under outstanding time-based awards granted since fiscal 2020 provide that unvested time-based equity awards will vest if there is: (1) a change in control and (2) within 24 months after the change in control either (a) the Company or the acquirer terminates the executive officer without cause or (b) the executive officer terminates his or her employment with the Company or the acquirer for good reason.

Delinquent Section 16(a) Reports

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons holding more than 10% of our common stock to report to the SEC initial ownership of our common stock and any subsequent changes. The SEC has set filing dates for reporting these changes and we are required to disclose any filings that are not timely. Based on our review of forms filed with the SEC, we believe that all required Section 16(a) reports were filed timely during fiscal 2024, except that Michael Murray had one Section 16(a) report related to a gift of securities filed in December 2023 that was not filed timely. Additionally, subsequent to fiscal 2024 year end, David Auld had one Section 16(a) report related to a gift of securities filed in October 2024 that was not filed timely.

D.R. HORTON, INC. 2025 PROXY STATEMENT   37

EXECUTIVE COMPENSATION

Process for Determining Compensation

Authority and Role of Compensation Committee

Our Compensation Committee evaluates performance, approves compensation for our Executive Chairman, our CEO and our other named executive officers. The Compensation Committee also administers our equity compensation programs and our executive officer bonus plans. Our Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee comprised of at least two members and, in certain other circumstances, to any other committee of directors of the Company. The duties of the Compensation Committee are summarized under the heading “Compensation Committee” on page 21 and are more fully set forth in the Compensation Committee Charter.

Roles of Executive Chairman and Chief Executive Officer

Our Executive Chairman and our CEO review and discuss salary and bonus compensation of our other named executive officers, and our Executive Chairman makes recommendations to the Compensation Committee regarding the salaries and incentive bonus compensation of our named executive officers, other than for himself.

Review of Compensation; Role of Compensation Consultant

We review the compensation of our executive officers on a regular basis. Our Compensation Committee met in each quarter of fiscal 2024. In addition, the Compensation Committee had discussions with management and the Compensation Committee’s independent advisor during the year regarding these matters. During fiscal 2024, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) to provide executive compensation and director compensation consulting services, including advice regarding the design and implementation of compensation programs, market information, regulatory updates and analyses, and trends on executive compensation and benefits. Interactions between Meridian and management are generally limited to discussions on behalf of the Compensation Committee or as required to fulfill requests at the Compensation Committee’s direction. During fiscal 2024, Meridian did not provide any other services to the Company. Based on these factors, the Compensation Committee’s evaluation of Meridian’s independence pursuant to the requirements approved and adopted by the SEC and NYSE, and information provided by Meridian, the Compensation Committee determined that the work performed by Meridian did not raise any conflicts of interest.

Use of Compensation Peer Group Data

Our Board of Directors and Compensation Committee believe providing a competitive pay program is important and a key factor to developing and retaining our leadership team and a fundamental reason for the success and performance of our company.

Our Compensation Committee considers factors such as market capitalization, competition in our industry and markets and mergers, acquisitions and consolidations when determining our peer group. Although the Compensation Committee believes it important and will continue to consider general market compensation practices for companies of a similar size, at this time and primarily due to the competitive nature of the homebuilding industry, the Compensation Committee believes using the below described Performance Peer Group as its primary compensation peer group is the best comparison set. As part of the review of the peer group, the Compensation Committee recognized that that the Company competes for talent not just within the homebuilding industry but also for executives with the requisite skills and experience who are employed at companies outside the homebuilding industry that are of comparable size and operate within the Company’s geographical footprint. As a result, for fiscal 2024, the Company also utilized a Benchmarking Peer Group to better evaluate and benchmark executive pay. As discussed above under “Review of Compensation,” the Compensation Committee engaged Meridian Compensation Partners to provide a comprehensive review of our executive compensation program as compared to the Performance Peer Group described below and to provide general insight on a broader set of S&P 500 companies’ compensation practices (focusing on companies with similar revenue and market capitalization to us).

The Compensation Committee utilizes compensation data from both our Performance and Benchmarking Peer Groups of publicly traded companies to analyze compensation decisions. However, the Compensation Committee does not attempt to position compensation at any specified level or ranking within our Performance or Benchmarking Peer Groups.

Our Performance Peer Group for fiscal 2024 remained unchanged from fiscal 2023 (except that on April 3, 2024, M.D.C. Holdings consummated a transaction which resulted in it no longer being publicly traded and was removed from our Performance Peer Group) and consisted of the publicly traded homebuilding companies listed below that had market capitalizations ranging from approximately $4.2 billion to $51.0 billion at September 30, 2024. Our market capitalization on that date was $61.8 billion. For fiscal 2025, our Performance Peer Group consists of eight publicly traded homebuilding companies.

In fiscal 2024, Meridian Compensation Partners provided additional market analysis and executive compensation data to the Compensation Committee to aid it in reviewing and analyzing compensation data for our named executive officers. The market analysis provided by Meridian Compensation Partners included a broader set of S&P 500 companies of similar size, complexity and industry traits, from which the

D.R. HORTON, INC. 2025 PROXY STATEMENT   38

EXECUTIVE COMPENSATION

ten companies in the Benchmarking Peer Group table below were selected (which remain unchanged from our fiscal 2023 Benchmarking Peer Group). When determining peer group averages, rankings and medians, we include our Company and each company in our Benchmarking Peer Group in the rankings and computations.

Performance Peer Group

KB Home	PulteGroup, Inc.
Lennar Corporation	Taylor Morrison Home Corporation
Meritage Homes Corporation	Toll Brothers, Inc.
NVR, Inc.	Tri Pointe Homes, Inc.

Benchmarking Peer Group

Builders FirstSource, Inc.	NIKE, Inc.
Carrier Global Corp.	The Home Depot, Inc.
Lowes Corporation	The Sherwin-Williams Company
Masco Corporation	Trane Technologies Plc
Mohawk Industries, Inc.	Whirlpool Corporation

Compensation Risk Analysis

The Compensation Committee has designed and established short- and long-term compensation programs that it believes properly incentivize desired performance and mitigate inappropriate risk-taking. The Compensation Committee believes the following compensation components help it achieve this balance:

Base Salary:

The Compensation Committee sets fixed base salaries in amounts that it believes are commensurate with the level of experience, responsibility and tenure of the applicable executive. The Compensation Committee believes that providing an appropriate base salary mitigates inappropriate risk-taking by providing a fixed and certain level of semi-monthly income.

Annual Bonus Plan:

For fiscal 2024, the Compensation Committee provided an annual incentive bonus opportunity to each named executive officer based on the Company’s pre-tax income. The final amount of these annual awards is subject to the discretion of the Compensation Committee. The Compensation Committee retains sole discretion to reduce the payout when it believes the earnouts achieved result in an inappropriate level of annual pay when balanced with the total compensation package and taking into consideration the Company’s and the executive’s performance. We believe we mitigate risk related to the annual performance goals through our approval process with respect to the final payout of these awards.

Long-Term Equity:

With respect to our named executive officers, the Compensation Committee grants a combination of equity awards in the form of PSUs and RSUs to incentivize performance related to the Company’s key operational and financial goals over a period longer than one fiscal year. The Compensation Committee believes the long-term nature of these performance awards mitigates risk because the level of performance achieved is analyzed over a number of fiscal years (typically three), thereby allowing it to take into account any short-term or one-time events that may not be sustainable over a longer time period.

Restricted Stock Units:

The Compensation Committee has included RSUs as a component of long-term compensation to incentivize performance and to serve as a retention tool. The Compensation Committee believes RSUs that vest over time are a valuable tool in promoting employee retention. In fiscal 2024, we did not grant RSUs or PSUs in coordination with the release of material non-public information, and did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. Further, the Company undertakes several levels of review when RSUs are granted, including approval by the Compensation Committee and review by corporate legal, human resources and accounting personnel to ensure the terms of the RSUs approved match the terms of the RSUs issued.

Performance Goals:

The Compensation Committee has selected operating and financial performance goals to incentivize performance. The fiscal 2024 performance goals tied to the annual and long-term awards are the achievement of consolidated pre-tax income, relative total shareholder return, relative return on assets and relative operating margin. The Company has established appropriate controls around the determination of the components that define these goals and the calculations of the ultimate payouts of these awards.

Discretion and Clawback:

Our Compensation Committee is empowered with the sole discretion to reduce the final payout on the PTI Bonus thereby mitigating compensation risk. While the Compensation Committee does not have the discretion to reduce awarded compensation related to time-based equity awards and performance-based equity awards, these payouts are subject to clawback situations as outlined in our Clawback Policy.

Our executive officers are subject to the clawback provisions of the Sarbanes-Oxley Act. Effective October 2023, the Board of Directors adopted a new Clawback Policy that complies with recently enacted rules and regulations of the NYSE and SEC. The Clawback Policy is posted on our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Pledging/Hedging Company Securities:

Our directors, officers, employees, consultants and certain other persons and entities are prohibited from pledging or hedging transactions or engaging in other transactions designed to hedge or offset any decrease in the market value of our securities.

D.R. HORTON, INC. 2025 PROXY STATEMENT   39

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report on Form 10-K of D.R. Horton, Inc. for the fiscal year ended September 30, 2024 filed with the Securities and Exchange Commission.

Compensation Committee:

Barbara K. Allen, Committee Chair

Brad S. Anderson

M. Chad Crow

Maribess L. Miller

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

D.R. HORTON, INC. 2025 PROXY STATEMENT   40

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Executive Compensation Tables

The following tables present the compensation we paid or awarded to our named executive officers during our fiscal years ended September 30, 2024, 2023 and 2022.

Summary Compensation Table

Name and Current Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
David V. Auld Executive Chairman	2024	$700,000	—	$13,773,848	$3,142,380	$177,167	$80,350	$17,873,745
	2023	$700,000	—	$24,791,961	$6,314,709	$196,287	$79,900	$32,082,857
	2022	$700,000	—	$21,987,160	$7,000,138	$230,414	$79,150	$29,996,862
Paul J. Romanowski President and Chief Executive Officer	2024	$700,000	—	$19,565,399	$4,713,415	$86,905	$80,350	$25,146,069
	2023	$500,000	—	$7,219,367	$6,314,679	$95,396	$59,900	$14,189,342
	2022	$500,000	—	$5,447,599	$7,629,749	$110,780	$59,150	$13,747,278
Michael J. Murray Executive Vice President and Chief Operating Officer	2024	$500,000	—	$15,968,950	$3,927,981	$73,338	$60,350	$20,530,619
	2023	$500,000	—	$7,219,367	$6,314,679	$80,061	$59,900	$14,174,007
	2022	$500,000	—	$5,447,599	$7,629,749	$92,368	$59,150	$13,728,866
Bill W. Wheat Executive Vice President and Chief Financial Officer	2024	$500,000	—	$12,393,229	$3,142,380	$103,994	$60,350	$16,199,953
	2023	$500,000	$3,000,000	$4,812,911	—	$114,707	$59,900	$8,487,518
	2022	$500,000	$3,000,000	$3,363,589	—	$133,972	$59,150	$7,056,711

(1)	The amounts listed represent performance cash bonuses previously paid to Mr. Wheat. Beginning in fiscal 2024, Mr. Wheat began participating in the PTI Bonus plan.

(2)

For fiscal 2024, the amounts include the grant date fair value of both the RSUs and the 2026 PSUs granted in fiscal 2024 based upon the probable outcome of the applicable performance conditions at grant (which was determined to be target achievement). The amounts also include the value of the portion of the executives’ 2024 earned PTI Bonus paid in stock in fiscal 2024, or paid in stock in fiscal 2025 based on Company performance in fiscal 2024, based on our closing stock price at the date of grant. Additional information on the PTI Bonus is discussed under the heading “2024 Fiscal Year — Pre-Tax Income Performance Bonus Results and Payout” on page 32. The grant date fair value is determined in accordance with accounting guidance for share-based payments and is primarily based on the Company’s stock price on the date of grant. If the maximum number of 2026 PSUs was used, the total grant date fair value of the 2026 PSUs would be $16,302,353 for Mr. Auld, $27,264,097 for Mr. Romanowski, $21,642,667 for Mr. Murray and $16,302,353 for Mr. Wheat. Additional information regarding the 2026 PSUs and the RSUs are set forth in footnotes 2 and 3 to the “Grants of Plan-Based Awards” table on page 42.

(3)

Amounts reflect the cash portion of the performance bonuses earned under the Company’s PTI Bonus. For fiscal 2024, the Compensation Committee determined that 50% of the PTI Bonus was to be paid in cash and 50% was to be paid in stock for all of the NEOs. The portion of the PTI Bonus otherwise payable in stock, but for which a full share could not be purchased, was paid in cash and is reported in this column. Additional information on the PTI Bonus is discussed under the heading “2024 Fiscal Year — Pre-Tax Income Performance Bonus Results and Payout” on page 32.

(4)	Amounts reflect the above-market portion of earnings on each NEO’s outstanding balance under the SERP 2. This amount is further discussed under the heading “SERP 2” on page 36.

(5)	For fiscal 2024, the amounts under “All Other Compensation” include the following components:

(a)	Credits made by the Company of $70,000, $70,000, $50,000 and $50,000 to the respective accounts of Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat under the SERP 2.

(b)	Matching contributions of $10,350 to the respective accounts of Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat under the D.R. Horton 401(k) plan.

D.R. HORTON, INC. 2025 PROXY STATEMENT   41

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal 2024

								All Other Stock Awards: Number of Securities Underlying Stock Awards(3)	Grant Date Fair Value of Stock Awards ($)(2)(3)
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
David V. Auld	10/31/2023	—	—	$7,000,000	—	—	20,048	—	$3,142,293
	11/8/2023	—	—	—	—	—	—	20,935	$2,480,379
	12/12/2023	—	—	—	22,221	55,556	111,112	—	$8,151,176
Paul J. Romanowski	10/31/2023	—	—	$7,000,000	—	—	30,073	—	$4,713,595
	11/8/2023	—	—	—	—	—	—	10,470	$1,219,755
	12/12/2023	—	—	—	37,164	92,912	185,824	—	$13,632,049
Michael J. Murray	10/31/2023	—	—	$6,250,000	—	—	25,060	—	$3,927,861
	11/8/2023	—	—	—	—	—	—	10,470	$1,219,755
	12/12/2023	—	—	—	29,500	73,755	147,510	—	$10,821,334
Bill W. Wheat	10/31/2023	—	—	$5,000,000	—	—	20,048	—	$3,142,293
	11/8/2023	—	—	—	—	—	—	9,440	$1,099,760
	12/12/2023	—	—	—	22,221	55,556	111,112	—	$8,151,176

(1)

Represents the maximum value of the cash portion of the performance bonuses that can be paid under the PTI Bonus program approved on October 31, 2023. Additional information related to the award is discussed under the heading “2024 Fiscal Year – Pre-Tax Income Performance Bonus Results and Payout” on page 32. The actual earned payouts under the PTI Bonus program are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 41.

(2)

The 20,048 shares for Mr. Auld, 30,073 shares for Mr. Romanowski, 25,060 shares for Mr. Murray and 20,048 shares for Mr. Wheat represent the portion of their earned performance bonuses under the PTI Bonus program paid in stock. Such shares were issued on April 19, 2024 (9,499, 14,249, 11,874 and 9,499 shares, respectively) and on October 30, 2024 (10,549, 15,824, 13,186 and 10,549 shares, respectively). Additional information related to the award is discussed under the heading “2024 Fiscal Year – Pre-Tax Income Performance Bonus Results and Payout” on page 32.

Our NEOs were each awarded a grant of 2026 PSUs on December 12, 2023. The threshold, target and maximum amounts reflect the number of 2026 PSUs each executive could earn based on the level of performance attained with respect to three performance goals ranked against the performance of our peer group or the S&P 500 Index, as applicable, at the end of the three-year performance period.

The grant date fair value of the 2026 PSUs is $146.72 per unit and was determined in accordance with accounting guidance for share-based payments and is primarily based on the Company’s stock price on the date of grant. These 2026 PSUs are discussed under the headings “2024 Fiscal Year Equity Awards – Target 2026 PSUs and RSUs” and “2024 Fiscal Year – Award of 2026 PSUs – Potential Vesting at September 30, 2026” on page 33 and the related grant date fair value is reflected in the “Stock Awards” column in the “Summary Compensation Table” on page 41.

(3)

On November 8, 2023, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded 20,935, 10,470, 10,470 and 9,440 RSUs, respectively. The RSUs for Mr. Auld vest in three equal annual installments on each anniversary of the grant date. The RSUs for Mr. Romanowski, Mr. Murray and Mr. Wheat vest in five equal annual installments on each anniversary of the grant date.

The grant date fair value of the November 8, 2023 RSUs vesting in three years is $118.48 per unit and $116.50 per unit for the RSUs vesting in five years. The grant date fair values were determined in accordance with accounting guidance for share-based payments. The grant date fair values of these awards are included in the “Stock Awards” column in the “Summary Compensation Table” on page 41.

D.R. HORTON, INC. 2025 PROXY STATEMENT   42

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Outstanding Equity Awards at Fiscal Year-End

The following table shows information about outstanding equity awards at September 30, 2024.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Shares of Stock That Have Not Vested
David V. Auld	12/12/2023	—		111,112	(1)	$21,196,836	(1)
	11/8/2023	20,154	(2)	—		$3,844,779	(2)
	4/20/2023	14,915	(2)	—		$2,845,335	(2)
	11/1/2022	—		400,000	(3)	$76,308,000	(3)
	3/23/2022	11,308	(2)	—		$2,157,227	(2)
Paul J. Romanowski	12/12/2023	—		185,824	(1)	$35,449,644	(1)
	11/8/2023	10,470	(2)	—		$1,997,362	(2)
	4/20/2023	9,480	(2)	—		$1,808,500	(2)
	11/1/2022	—		150,000	(3)	$28,615,500	(3)
	3/23/2022	11,458	(2)	—		$2,185,843	(2)
	3/17/2021	3,468	(2)	—		$661,590	(2)
	3/12/2020	3,846	(2)	—		$733,701	(2)
Michael J. Murray	12/12/2023	—		147,510	(1)	$28,140,483	(1)
	11/8/2023	10,470	(2)	—		$1,997,362	(2)
	4/20/2023	9,480	(2)	—		$1,808,500	(2)
	11/1/2022	—		150,000	(3)	$28,615,500	(3)
	3/23/2022	11,458	(2)	—		$2,185,843	(2)
	3/17/2021	4,464	(2)	—		$851,597	(2)
	3/12/2020	4,949	(2)	—		$944,121	(2)
Bill W. Wheat	12/12/2023	—		111,112	(1)	$21,196,836	(1)
	11/8/2023	9,440	(2)	—		$1,800,869	(2)
	4/20/2023	6,320	(2)	—		$1,205,666	(2)
	11/1/2022	—		100,000	(3)	$19,077,000	(3)
	3/30/2022	7,605	(2)	—		$1,450,806	(2)
	3/17/2021	4,464	(2)	—		$851,597	(2)
	3/12/2020	4,949	(2)	—		$944,121	(2)

(1)

Represents the potential maximum number of 2026 PSUs that may be earned. The target number of 2026 PSUs is 55,556 for Mr. Auld, 92,912 for Mr. Romanowski, 73,755 for Mr. Murray and 55,556 for Mr. Wheat. The 2026 PSUs are described under “2024 Fiscal Year — Award of 2026 PSUs — Potential Vesting at September 30, 2026” on page 33, and vest subject to attainment of applicable performance criteria following completion of a three-year performance period on September 30, 2026. The value of the 2026 PSUs is based on the closing price of our common stock on September 30, 2024 of $190.77.

(2)

Represents the RSUs granted to our NEOs. The value of the RSUs is based on the closing price of our common stock on September 30, 2024 of $190.77. Mr. Auld’s awards vest in three equal annual installments on each of the first three anniversaries of the grant date. Mr. Romanowski’s, Mr. Murray’s and Mr. Wheat’s awards vest in five equal annual installments on each of the first five anniversaries of the grant date.

(3)

Represents the potential maximum number of 2025 PSUs that may be earned. The target number of 2025 PSUs is 200,000 for Mr. Auld, 75,000 for each of Mr. Romanowski and Mr. Murray and 50,000 for Mr. Wheat. The 2025 PSUs vest subject to attainment of applicable performance criteria following completion of a three-year performance period on September 30, 2025. The value of the 2025 PSUs is based on the closing price of our common stock on September 30, 2024 of $190.77.

D.R. HORTON, INC. 2025 PROXY STATEMENT   43

EXECUTIVE COMPENSATION

Stock Vested

The following table shows information about stock vested for each of our named executive officers during our fiscal year ended September 30, 2024. None of our named executive officers exercised any stock options during such fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
David V. Auld	246,144	$40,380,048
Paul J. Romanowski	112,510	$18,123,079
Michael J. Murray	111,028	$17,829,468
Bill W. Wheat	77,274	$12,295,830

(1)	Number of shares that vested includes vesting of RSUs, 2024 PSUs and the portion of the executive’s fiscal 2024 PTI Bonus paid in stock.

(2)	Value reflects the closing stock price on the applicable vesting date multiplied by the number of shares vested.

Nonqualified Deferred Compensation Plans

D.R. Horton has established the following nonqualified deferred compensation plans:

Deferred Compensation Plan. The Deferred Compensation Plan permits participants, including D.R. Horton’s executive officers and directors, to voluntarily defer receipt of up to 100% of cash bonuses or director fee compensation and up to 90% of base salary. The participants earn a rate of return on their deferred amounts based on their selection from a variety of independently managed funds. The Company does not provide a guaranteed rate of return on these deferred amounts. The rate of return realized depends on the participant’s fund selections and market performance of these funds. Pursuant to his or her annual election, a participant’s Deferred Compensation Plan benefit will be paid, or commence to be paid, upon separation from service or on a fixed date. Specified employees, as defined in Code Section 409A, generally cannot be paid until six months after separation from service (or, if earlier, upon a change in control). Payment may also be made upon death, disability or an unforeseeable emergency. The participants, at their election, may choose to have the deferred amounts paid out through scheduled in-service distributions (in a lump sum or annual installments of between two and five years) or following the later of termination of employment or director service or attaining the age of 62. Amounts payable under the plan are not secured or held in trust, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor. However, upon a change in control (as defined in the Deferred Compensation Plan), all plan benefits will be fully funded through an irrevocable grantor trust (also known as a “Rabbi trust”). The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2. Under the Company’s SERP 2 plan, the Company credits an amount to each participant’s account each year. Pursuant to the SERP 2, if the executive is employed by the Company on the last day of a fiscal year, then the Company will establish a liability to such executive equal to 10% of his or her annual base salary as of the first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2. Amounts payable under the SERP 2 are not secured or held in trust, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor. Amounts deferred under the SERP 2 are payable within 60 days following the retirement or termination of employment of the participant, the death or disability of the participant or a change in control of the Company; provided however, specified employees, as defined in Code Section 409A, generally cannot be paid until six months after separation from service (or, if earlier, upon a change in control). The form of distribution may be in a lump sum, or in quarterly installments over a period not to exceed five years, as elected by the participant.

D.R. HORTON, INC. 2025 PROXY STATEMENT   44

EXECUTIVE COMPENSATION

The following table shows, for each named executive officer, aggregate contributions, earnings and withdrawals/distributions during fiscal 2024 and outstanding balances as of September 30, 2024 under both of our nonqualified deferred compensation plans.

Nonqualified Deferred Compensation

	Contributions in Fiscal 2024		Aggregate Earnings in Fiscal 2024			Aggregate Balance at September 30, 2024
Name	Executive Contributions to Deferred Compensation Plan	Company Contributions to SERP 2(1)	Deferred Compensation Plan(2)	SERP 2(3)	Aggregate Withdrawals/ Distributions in Fiscal 2024	Deferred Compensation Plan	SERP 2
David V. Auld	—	$70,000	$—	$366,626	—	$—	$3,968,232
Paul J. Romanowski	—	$70,000	$6,150,138	$179,840	—	$30,868,368	$1,982,186
Michael J. Murray	—	$50,000	$21,519	$151,765	—	$107,475	$1,663,670
Bill W. Wheat	—	$50,000	$—	$215,203	—	$—	$2,338,188

(1)

Represents the amount of unfunded, unsecured liabilities credited by the Company on behalf of each participant in fiscal 2024 under the SERP 2. Such amount is also included in the “All Other Compensation” column of the “Summary Compensation Table” on page 41.

(2)	Represents the net amount of earnings resulting from the performance of a variety of independently managed funds available to and selected by each participant under the Deferred Compensation Plan.

(3)

Represents the amount of earnings related to the SERP 2. The rate is determined by the SERP 2 plan administrative committee and is typically 10% per annum. The portion of earnings considered above-market are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on page 41. The above-market portion of earnings for each of the above individuals for fiscal 2024 was: Mr. Auld: $177,167; Mr. Romanowski: $86,905; Mr. Murray: $73,338; and Mr. Wheat: $103,994.

Potential Payments Upon Termination or Change in Control

None of our named executive officers has employment or change in control agreements with us specifically providing for payments upon involuntary termination of their employment. However, certain of our benefit and incentive plans contain various provisions regarding termination of employment or a change in control. Any additional severance payments would be at the discretion of the Compensation Committee and determined at the time of termination. The following is a summary of the treatment of benefits under our benefit plans for various types of terminations, including upon a change in control.

Generally, our benefit plans define “cause” as a violation of the standards of employee conduct set forth in our employee manual and “change in control” as the occurrence of any of the following events:

(i) Our merger, consolidation or reorganization into another entity if our stockholders immediately before such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the outstanding voting securities resulting from such transaction and in substantially the same proportion as their stock ownership prior to the transaction;

(ii) We sell all or substantially all of our assets to another entity or we completely liquidate or dissolve;

(iii) A person (as defined by Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then outstanding voting securities (except that the threshold for amounts deposited under our SERP 2 plan on or after January 1, 2005 is 50% or 35% acquired in a single transaction or series of transactions in any 12-month period); or

(iv) During any two-year period, a majority of the members of the Board is replaced by members of the Board who are not nominated and approved by the Board.

2018 Incentive Bonus Plan

Our D.R. Horton, Inc. 2018 Incentive Bonus Plan, under which our PTI Bonus program is administered, provides that the Compensation Committee, in its sole discretion may determine the effect of a participant’s termination of employment, death or disability prior to the payment of an award. In the event of a change in control of the Company, plan participants will become entitled to an amount equal to (i) the award the participant would have earned for the relevant performance period, assuming continued achievement of the relevant performance goals at the rate achieved as of the end of the calendar month immediately prior to the calendar month in which the change in control occurs, multiplied by (ii) a fraction, the numerator of which is the number of days in the applicable performance period which have elapsed as of the change in control, and the denominator of which is the number of days in the performance period. Such earned bonuses are payable within 15 days following such change in control and may not be subject to any downward discretion.

D.R. HORTON, INC. 2025 PROXY STATEMENT   45

EXECUTIVE COMPENSATION

2024 and 2006 Stock Incentive Plan

Our D.R. Horton 2024 Stock Incentive Plan, which was approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders and currently serves as our primary equity compensation plan, permits the Compensation Committee to determine appropriate adjustments, which may include acceleration of awards. We also maintain the D.R. Horton, Inc. 2006 Stock Incentive Plan, under which our named executive officers have outstanding awards but no future awards will be made, which allows or provides for accelerated vesting of all outstanding unvested RSUs and options granted under the plan in the event of a change in control of the Company or in the event of a participant’s death, disability or retirement at the retirement age specified in the plan. As noted above, our Compensation Committee has adopted double trigger equity acceleration for RSUs granted to our executive officers commencing with grants made in fiscal 2020.

Amended and Restated Supplemental Executive Retirement Plan No. 2 (“SERP 2”)

Under the SERP 2, all amounts deferred will be paid (either in a lump sum or in quarterly installments as elected by the participant) within 60 days following the date of the participant’s retirement or termination of employment without cause, disability, death or change in control of the Company; provided, however, “specified employees,” as such term is defined in Section 409A of the Internal Revenue Code, must generally wait six months following termination of employment before payments accrued on or after January 1, 2005 can be made. In the event the Company terminates a participant for cause, all benefits under the SERP 2 will be forfeited and no payments will be made to the participant. In the event of a change in control, all amounts deferred will be paid (in accordance with the participant’s election) within 60 days following the date of the change in control.

Notwithstanding the foregoing, a participant’s election as to form of payment (lump sum or installment) must have been made at least 12 months prior to distribution. If a termination event occurs and no election has been made, the distributions of pre-2005 accruals will be made on the first day of the 13th month following the date of election, and the distribution of post-2004 accruals will be made in a lump sum upon termination of employment (or six months later for specified employees).

Table – Potential Payments Upon Termination or Change in Control

The following table reflects amounts of compensation to be paid to each of the named executive officers in the event of termination of employment or change in control. Because neither the Company nor any of its plans currently provides for additional benefits related to a change in control termination, if such a termination is triggered, the payments would be as set forth under the applicable column under Termination of Employment.

The amounts in the table assume a termination date of September 30, 2024, the last day of our fiscal year, and, if applicable, are based on the closing price of our common stock of $190.77 on September 30, 2024. Because only Mr. Auld has reached the normal retirement age (65 years old) before September 30, 2024, we have included amounts payable upon retirement for him. These amounts are estimates of payments to executives upon termination of employment or a change in control. Actual amounts can only be determined at the time of such executive’s actual separation from the Company or change in control. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. Amounts to be provided to an executive under arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and are available to all salaried employees are not included in the following table in accordance with SEC regulations.

In addition to the amounts set forth below, each of the named executive officers would be entitled to receive, upon certain termination events or a change in control, a distribution of his or her outstanding balance of compensation earned and reported in prior years and deferred, at the executive officer’s option, under our Deferred Compensation Plan. The balances of such accounts as of September 30, 2024 are set forth and explained in the “Nonqualified Deferred Compensation” table on page 45.

D.R. HORTON, INC. 2025 PROXY STATEMENT   46

EXECUTIVE COMPENSATION

The table reflects compensation that would have been paid based on the listed events if such events had occurred on September 30, 2024.

Potential Payments Upon Termination or Change in Control

		Termination of Employment
Name	Payments and Benefits	Voluntary ($)	Normal Retirement ($)(5)	Without Cause ($)	With Cause ($)	Death or Disability ($)	Change in Control ($)
David V. Auld	PTI Bonus (Cash and Stock)(1)	3,508,639	3,508,639	3,508,639	—	3,508,639	3,508,639
	2025 PSUs(2)	25,435,936	25,435,936	25,435,936	—	25,435,936	25,435,936
	2026 PSUs(3)	3,532,870	3,532,870	3,532,870	—	3,532,870	3,532,870
	RSUs(4)	—	8,847,340	—	—	8,847,340	—
	Payments of SERP 2 Contributions	3,968,232	3,968,232	3,968,232	—	3,968,232	3,968,232
	Total	36,445,677	45,293,017	36,445,677	—	45,293,017	36,445,677
Paul J. Romanowski	PTI Bonus (Cash and Stock)(1)	5,262,959	—	5,262,959	—	5,262,959	5,262,959
	2025 PSUs(2)	9,538,500	—	9,538,500	—	9,538,500	9,538,500
	2026 PSUs(3)	5,908,338	—	5,908,338	—	5,908,338	5,908,338
	RSUs(4)	—	—	—	—	7,386,996	—
	Payments of SERP 2 Contributions	1,982,186	—	1,982,186	—	1,982,186	1,982,186
	Total	22,691,983	—	22,691,983	—	30,078,979	22,691,983
Michael J. Murray	PTI Bonus (Cash and Stock)(1)	4,385,799	—	4,385,799	—	4,385,799	4,385,799
	2025 PSUs(2)	9,538,500	—	9,538,500	—	9,538,500	9,538,500
	2026 PSUs(3)	4,690,080	—	4,690,080	—	4,690,080	4,690,080
	RSUs(4)	—	—	—	—	7,787,422	—
	Payments of SERP 2 Contributions	1,663,670	—	1,663,670	—	1,663,670	1,663,670
	Total	20,278,049	—	20,278,049	—	28,065,471	20,278,049
Bill W. Wheat	PTI Bonus (Cash and Stock)(1)	3,508,639	—	3,508,639	—	3,508,639	3,508,639
	2025 PSUs(2)	6,358,936	—	6,358,936	—	6,358,936	6,358,936
	2026 PSUs(3)	3,532,870	—	3,532,870	—	3,532,870	3,532,870
	RSUs(4)	—	—	—	—	6,253,059	—
	Payments of SERP 2 Contributions	2,338,188	—	2,338,188	—	2,338,188	2,338,188
	Total	15,738,633	—	15,738,633	—	21,991,692	15,738,633

(1)

This amount represents the portion of the PTI Bonus earned for the six months ended September 30, 2024, and is included in the “Non-Equity Incentive Plan Compensation” and “Stock Awards” columns in the “Summary Compensation Table” on page 41. These amounts have been earned and paid as discussed on page 32.

(2)

Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded a target number of 200,000, 75,000, 75,000 and 50,000 2025 PSUs, respectively, for the performance period of October 1, 2022 through September 30, 2025. Pro-rata vesting based on actual performance after completion of the performance period may occur (pro-rated based on the number of months served from October 1, 2022) in the event of voluntary termination, normal retirement, without cause termination, death or disability. Upon a change in control, the Compensation Committee may accelerate vesting of part or all of the 2025 PSUs. With respect to amounts presented above for an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control, the 2025 PSUs are valued at $190.77 per unit, the closing price of our stock on September 30, 2024. The value in the table reflects pro-rata vesting (two of three years completed) based on time passed as if an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control had occurred on September 30, 2024.

(3)

Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded a target number of 55,556, 92,912, 73,755 and 55,556 2026 PSUs, respectively, for the performance period of October 1, 2023 through September 30, 2026. Pro-rata vesting based on actual performance after completion of the performance period may occur (pro-rated based on the number of months served from October 1, 2023) in the event of voluntary termination, normal retirement, without cause termination, death or disability. Upon a change in control, the Compensation Committee may accelerate vesting of part or all of the 2026 PSUs. With respect to amounts presented above for an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control, the 2026 PSUs are valued at $190.77 per unit, the closing price of our stock on September 30, 2024. The value in the table reflects pro-rata vesting (one of three years completed) based on time passed as if an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control had occurred on September 30, 2024. The 2026 PSUs are discussed in more detail under the heading “2024 Fiscal Year – Award of 2026 PSUs – Potential Vesting at September 30, 2026” on page 33.

(4)

For Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat, the RSU amounts represent each officer’s unvested portion of RSUs, as shown in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal Year-End” table on page 43, valued at $190.77 per unit, the closing price of our stock on September 30, 2024 . The value in the table reflects accelerated vesting if an event of voluntary termination, normal retirement, termination without cause, death or disability, or change in control had occurred on September 30, 2024. All of our NEOs’ outstanding RSUs require a double trigger event (i.e., a qualifying termination after a change in control) to accelerate vesting. Additional information on the RSUs granted in fiscal 2024 is set forth in footnote 3 to the “Grants of Plan-Based Awards” table on page 42.

(5)	Because only Mr. Auld has reached the normal retirement age (65 years old) under our applicable plans on September 30, 2024, we have included amounts under the “Normal Retirement” column for him.

D.R. HORTON, INC. 2025 PROXY STATEMENT   47

CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median compensated employee and the total annual compensation of Mr. Romanowski, who was our President and Chief Executive Officer for fiscal 2024.

To identify the median compensated employee, we used the following methodology:

•

We used September 30, 2024 as the date to determine the median employee. At that date, we had approximately 14,655 employees consisting of full-time, part-time and temporary employees. Other than Mr. Romanowski, all employees as of such date were included in our population.

•

To identify the median employee from our employee population, we obtained a listing of total compensation paid to each employee during fiscal 2024. For this purpose, total compensation included salary or wages, as applicable, commissions, bonuses, equity awards that vested or were exercised during the year, and any other cash compensation paid during the fiscal year. Such amounts were obtained from our payroll records. We annualized the salaries and wages of our full and part-time employees who were not employed for the entire fiscal year. The above-described compensation measure was consistently applied to all employees.

Once we identified our median employee, we calculated the employee’s total annual compensation using the same methodology used to calculate the total compensation of our CEO in the “Summary Compensation Table” on page 41. In addition to the amounts required to be reported as compensation in the Summary Compensation Table, we included the dollar value of employer paid non-discriminatory health insurance benefits in the total annual compensation of our median employee and of Mr. Romanowski to better reflect our employee compensation practices.

For the fiscal year ended September 30, 2024:

•	The total compensation of our median employee was $125,961.

•	The total compensation of Mr. Romanowski was $25,178,527.

Accordingly, for fiscal 2024, the ratio of the total compensation of Mr. Romanowski to the total compensation of the median of all employees (excluding Mr. Romanowski), was 200 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratio disclosures reported by other companies.

D.R. HORTON, INC. 2025 PROXY STATEMENT   48

PAY VERSUS PERFORMANCE

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (as defined under SEC rules) and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section beginning on page 27.
The following table sets forth information
regarding
the compensation of our current President and Chief Executive Officer, Paul Romanowski, and our former President and Chief Executive Officer, David Auld, and the average compensation of our other named executive officers (“NEOs”) for the years listed, as well as certain financial performance measures of the Company for the four most recently completed fiscal years. Mr. Romanowski was our principal executive officer (“PEO”) in fiscal 2024 and Mr. Auld was our PEO in fiscal 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (7) (in millions)	Pre-Tax Income (8) (in millions)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2024	$25,146,069	$40,606,598	$18,201,439	$36,962,537	$262.12	$256.82	$4,806.0	$6,284.7

2023	$32,082,857	$47,028,337	$17,370,023	$26,652,166	$146.46	$145.19	$4,795.2	$6,314.7

2022	$29,996,862	$26,181,129	$16,279,137	$13,299,571	$90.89	$88.95	$5,895.6	$7,629.7

2021	$30,571,596	$51,287,681	$23,003,394	$35,128,198	$112.08	$112.30	$4,191.2	$5,356.3

(1)
Mr. Romanowski was our President and CEO in fiscal 2024 and Mr. Auld was our President and CEO in fiscal 2023, 2022 and 2021. The dollar amounts in this column are the amounts reported for Mr. Romanowski and Mr. Auld, respectively, for each of the corresponding fiscal years in the “Total” column in the Summary Compensation Table on page 41.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation
S-K,
and do not reflect the total compensation actually realized or received by our PEO. In accordance with these rules, these amounts reflect the “Total” as set
forth in the
“
Summary Compensation Table
”
for each fiscal year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2024

Summary Compensation Table (SCT) total compensation	$25,146,069

Less: value of stock awards reported in SCT for the fiscal year	(19,565,399)

Plus: year-end fair value of outstanding and unvested stock awards granted in the fiscal year	18,983,650

Plus: fair value as of the vesting date of stock awards granted and vested in the fiscal year	4,713,595

Plus (or less, if negative): change in fair value from prior fiscal year end to the applicable fiscal year end of outstanding and unvested stock awards granted in prior fiscal years	6,778,704

Plus (or less, if negative): change in fair value from prior fiscal year end to vesting date of stock awards granted in prior fiscal years that vested in the fiscal year	4,549,979

Less: prior year-end fair value of any stock awards forfeited during the fiscal year	—

Compensation actually paid to PEO	$40,606,598

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO)
(Non-PEO
NEOs) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The
Non-PEO
NEOs for the fiscal years presented were as follows:

2024	2023	2022	2021

David V. Auld	Donald R. Horton	Donald R. Horton	Donald R. Horton

Michael J. Murray	Michael J. Murray	Michael J. Murray	Michael J. Murray

Bill W. Wheat	Paul J. Romanowski	Paul J. Romanowski	Bill W. Wheat

	Bill W. Wheat	Bill W. Wheat

D.R. HORTON, INC. 2025 PROXY STATEMENT
49

PAY VERSUS PERFORMANCE

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect the “Total” as set forth in the Summary Compensation Table for each fiscal year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Average Compensation Actually Paid to Non-PEO NEOs	2024

Average Summary Compensation Table (SCT) total compensation	$18,201,439

Less: average value of stock awards reported in SCT for the fiscal year	(14,045,342)

Plus: average year-end fair value of outstanding and unvested stock awards granted in the fiscal year	13,863,203

Plus: average fair value as of the vesting date of stock awards granted and vested in the fiscal year	3,476,776

Plus (or less, if negative): average change in fair value from prior fiscal year end to the applicable fiscal year end of outstanding and unvested stock awards granted in prior fiscal years	8,611,008

Plus (or less, if negative): average change in fair value from prior fiscal year end to vesting date of stock awards granted in prior fiscal years that vested in the fiscal year	6,855,453

Less: prior year-end fair value of any stock awards forfeited during the fiscal year	—

Average compensation actually paid to Non-PEO NEOs	$36,962,537

(5)	Total shareholder return (“TSR”) is calculated by assuming that a $100 investment was made on September 30, 2020 and all dividends were reinvested until the last day of each reported fiscal year.

(6)
For purposes of this peer group TSR disclosure, we have used the S&P 1500 Homebuilding Index, which is the peer group used in the Company’s stock performance graph in our annual report on Form
10-K
for the 2024 fiscal year.

(7)	The dollar amounts reported in this column are the net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(8)
The dollar amounts reported in this column are the amount of pre-tax
income reflected in the Company’s audited financial statements for the applicable fiscal year. We selected pre-tax
income as our company-selected financial measure because this is the key annual performance metric employed under our executive compensation program.

D.R. HORTON, INC. 2025 PROXY STATEMENT
5
0

PAY VERSUS PERFORMANCE

Relationship Between Compensation Actually Paid and Performance
As described in more detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined under SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs to show the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Net Income

$60
$40
$20
$0
CAP
(in millions)
$6,000
$4,000
$2,000
$0
Net Income
(in millions)
2021
2022
2023
2024
PEO CAP
Average Non-PEO NEO CAP
Net Income

Compensation Actually Paid and Pre-Tax Income
$60
$40
$20
$0
CAP (in millions)
$8,000
$6,000
$4,000
$2,000
$0
Pre-Tax Income (in millions)
2021
2022
2023
2024
PEO CAP
Average Non-PEO NEO CAP
Pre-Tax Income

Financial Performance Measures
The most important financial performance measures used by the Company to link NEO compensation actually paid for the most recently completed fiscal year to the Company’s performance are as follows:

•	Pre-tax income

•	Total shareholder return relative to the S&P 500 Index

•	Return on assets relative to our performance peer group

•	Operating margin relative to our performance peer group

•	Company stock price

D.R. HORTON, INC. 2025 PROXY STATEMENT
5
1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Independent Registered Public Accountants

Ernst & Young LLP has been engaged by the Audit Committee to serve through our fiscal year ending September 30, 2025. A representative of Ernst & Young LLP will be present in person or by conference call at the 2025 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for the last two fiscal years.

	Fiscal Year Ended September 30,
Fees	2024	2023(4)

Audit fees(1)	$3,529,000	$3,103,763

Audit-related fees	—	—

Tax fees(2)	7,000	6,762

All other fees	—	—

Total(3)	$3,536,000	$3,110,525

(1)

Includes audit fees of $930,000 and $815,111 incurred by Forestar Group Inc. in fiscal 2024 and 2023, respectively, for which Ernst & Young LLP also serves as the independent registered public accounting firm.

(2)	Tax fees are related to tax compliance services for the preparation of partnership tax returns.

(3)	The amounts listed above were approved by the Audit Committee, and therefore, none were approved based on waiver of pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

(4)	The amounts shown for fiscal 2023 have been revised to reflect additional fees paid for audit services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has responsibility for appointing, approving fees and overseeing the work of the independent auditor. The Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

In connection with the engagement of the independent auditor for fiscal 2025, the Audit Committee pre-approved the services listed below by category of service, including the pre-approval of fee limits. The Audit Committee’s pre-approval process by category of service also includes a review of specific services to be performed and fees expected to be incurred within each category of service. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. During fiscal 2025, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

The services pre-approved by the Audit Committee, which may be performed by the independent auditor during fiscal 2025, include the following:

Audit Services include audit work performed related to the Company’s financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

All Other Fees are those associated with permitted services not included in the other categories.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management.

D.R. HORTON, INC. 2025 PROXY STATEMENT   52

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Committee Report

The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2024. Further, the Audit Committee has discussed with D.R. Horton’s independent auditor the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and SEC, including D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2024, the auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, other information in documents containing audited financial statements and other matters. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed the auditor’s independence with the auditor.

Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for fiscal 2024 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2025.

Audit Committee:

Maribess L. Miller, Committee Chair

Brad S. Anderson

Benjamin S. Carson, Sr.

Elaine D. Crowley

D.R. HORTON, INC. 2025 PROXY STATEMENT   53

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending September 30, 2025. During fiscal 2024, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax services, as further discussed above under the heading “Audit Fees and All Other Fees” on page 52. A representative of Ernst & Young LLP is expected to be present in person or by conference call at the 2025 Annual Meeting, and to be available to respond to appropriate questions and, if he or she desires, make a statement.

Although not required, we are nonetheless seeking stockholder ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm as a part of our commitment to strong corporate governance. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will consider whether to retain Ernst & Young LLP, but reserves the discretion to retain them. Similarly, even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending September 30, 2025.

D.R. HORTON, INC. 2025 PROXY STATEMENT   54

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Common Stock

Management

The following table shows the beneficial ownership of the common stock of D.R. Horton as of November 29, 2024 by (i) each director, (ii) each named executive officer, and (iii) all directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table. The address for each beneficial owner in the table below is c/o D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011.

	Amount and Nature of Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(2)

Barbara K. Allen	4,296		*

Brad S. Anderson	34,719		*

David V. Auld†	888,364	(3)	*

Michael R. Buchanan	3,451	(4)	*

Benjamin S. Carson, Sr.	7,463		*

M. Chad Crow	134		*

Elaine D. Crowley	—		*

Maribess L. Miller	20,236		*

Michael J. Murray†	330,310	(5)	*

Paul J. Romanowski†	141,928		*

Barbara R. Smith	—		*

Bill W. Wheat†	289,914		*

All directors and executive officers as a group (12 persons)	1,720,815		0.54%

*	Less than 1%.

†	A named executive officer for our fiscal year ended September 30, 2024.

(1)

Beneficial ownership includes the following restricted stock units that vest on or within 60 days after November 29, 2024: Ms. Allen: 4,296 (vest upon retirement on January 16, 2025); Mr. Anderson: 1,748; Mr. Buchanan: 1,748; Dr. Carson: 1,748; Ms. Miller 1,748, and there were none for Mr. Crow, Ms. Crowley and Ms. Smith.

For all directors and executive officers as a group, these restricted stock units represent an aggregate of 11,288 shares.

(2)

The percentages are calculated based on 320,829,216 outstanding shares on November 29, 2024. For each person, separately, his or her percentage was calculated by including his or her restricted stock units set forth in note (1) in both the numerator and denominator, and for the group, the percentage was calculated by including the 11,288 restricted stock units set forth in note (1) in both the numerator and denominator.

(3)	These shares do not include 211,200 shares held in trusts for the benefit of Mr. Auld’s adult children.

(4)	These shares do not include 8,136 shares held in trust by Mr. Buchanan’s wife.

(5)

These shares include 249,825 shares held in a Limited Partnership controlled by Mr. Murray and his wife and do not include 31,630 shares held in a Foundation controlled by Mr. Murray and members of his immediate family.

D.R. HORTON, INC. 2025 PROXY STATEMENT   55

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Other Beneficial Owners

Based on Schedule 13G filings under the Exchange Act, available as of November 29, 2024, the only known beneficial owners of more than 5% of D.R. Horton’s outstanding common stock were the following.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number	Percent(7)

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	34,856,397	10.86%

BlackRock, Inc.(2) 50 Hudson Yards New York, New York 10001	33,689,651	10.50%

Horton Family Limited Partnership and Affiliates(3) 1501 Alta Drive Fort Worth, Texas 76107	20,106,289	6.27%

Donald Ryan Horton(4) 1501 Alta Drive Fort Worth, Texas 76107	4,619,343	1.44%

Douglas Reagan Horton(5) 1501 Alta Drive Fort Worth, Texas 76107	4,587,376	1.44%

Capital World Investors(6) 333 South Hope Street, 55th Floor Los Angeles, California 90071	16,575,492	5.17%

(1)

Based solely upon information contained in the most recently filed Schedule 13G/A of The Vanguard Group, filed with the SEC on April 10, 2024. According to this Schedule 13G/A, The Vanguard Group reported the following beneficial ownership in shares of the Company’s common stock: sole voting power 0 shares; shared voting power 361,868 shares; sole dispositive power 33,613,516 shares and shared dispositive power 1,242,881 shares.

(2)

Based solely upon information contained in the most recently filed Schedule 13G/A of BlackRock, Inc., filed with the SEC on April 5, 2024. According to this Schedule 13G/A, BlackRock, Inc. reported the following beneficial ownership in the Company’s common stock: sole voting power 31,207,945 shares; shared voting power 0 shares; sole dispositive power 33,689,651 shares and shared dispositive power 0 shares.

(3)

Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2024, and transactions made since, reporting the following beneficial ownership in the Company’s common stock: (i) Horton Family Limited Partnership and Horton Family GP, L.L.C.: sole voting power 0 shares; shared voting power 16,649,319 shares; sole dispositive power 0 shares and shared dispositive power 16,649,319 shares and (ii) Horton Family Limited Partnership II and Double R GP, L.L.C.: sole voting power 0 shares; shared voting power 3,456,970 shares; sole dispositive power 0 shares and shared dispositive power 3,456,970 shares.

(4)

Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2024, and transactions made since, Donald Ryan Horton (“Ryan Horton”) has sole voting power and sole dispositive power over 4,619,343 shares. Ryan Horton also has shared voting power and shared dispositive power over 21,474,294 shares. The 20,106,289 shares listed in footnote 3 are included in the 21,474,294 shares in this footnote and the 21,474,294 shares in footnote 5. If the 21,474,294 shares are included in Ryan Horton’s beneficial ownership, his shares beneficially owned would be 26,093,637 shares or 8.13%.

(5)

Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2024, and transactions made since, Douglas Reagan Horton (“Reagan Horton”) has sole voting power and sole dispositive power over 4,587,376 shares. Reagan Horton also has shared voting power and shared dispositive power over 21,474,294 shares. The 20,106,289 shares listed in footnote 3 are included in the 21,474,294 shares in this footnote and included in the 21,474,294 shares in footnote 4. If the 21,474,294 shares are included in Reagan Horton’s beneficial ownership, his shares beneficially owned would be 26,061,670 shares or 8.13%.

(6)

Based solely upon information contained in the most recently filed Schedule 13G/A of Capital World Investors, filed with the SEC on February 9, 2024. According to this Schedule 13G/A, Capital World Investors reported the following beneficial ownership in shares of the Company’s common stock: sole voting power 16,560,740 shares; shared voting power 0 shares; sole dispositive power 16,575,492 shares and shared dispositive power 0 shares.

(7)	The percentages are calculated based on 320,829,216 outstanding shares at November 29, 2024.

D.R. HORTON, INC. 2025 PROXY STATEMENT   56

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

We have a Related Party Transaction Policy to govern the Company’s practices related to reviewing and approving Related Party Transactions. Our Related Party Transaction Policy is available on our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section. The SEC requires the Company to disclose Related Party Transactions in its proxy statement.

Related Party Transactions and Related Parties. Our Related Party Transaction Policy provides that Related Party Transactions will be reviewed for consideration of approval or ratification by our Nominating and Governance Committee of the Board (“Governance Committee”), which is composed of independent directors of the Board. If a member of the Nominating and Governance Committee has an interest in a Related Party Transaction, he or she will abstain in voting on such transaction. Related Party Transactions occur when any Related Party has a direct or indirect material interest in a transaction with the Company exceeding $120,000. A Related Party includes:

•	any of our Directors or executive officers;

•	any 5% or more beneficial stockholder of the Company;

•	any immediate family member of such persons; and

•	any entity controlled by such persons.

“Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner. A Related Party also includes anyone who was a director (or director nominee), executive officer, or immediate family member of the forgoing at any time since the beginning of the Company’s last fiscal year.

Procedures for Review of Related Party Transactions. All Related Party Transactions will be reviewed in accordance with the Related Party Transaction Policy to determine if approval or ratification is appropriate.

•	Notification to the Company. A Related Party shall inform a designated compliance person of any potential Related Party Transaction.

•	Information Regarding the Related Party Transaction. A designated compliance person shall be provided the following information:

•	the Related Party’s relationship to the Company and such person’s interest in the Related Party Transaction;

•	approximate dollar value of the Related Party Transaction;

•	material terms of the Related Party Transaction; and

•	benefits to the Company of the Related Party Transaction.

Determination of Related Party Transaction and Submission to the Governance Committee. A designated compliance person shall determine if the proposed transaction is a Related Party Transaction under the Related Party Transaction Policy. If it is, the Related Party Transaction shall be submitted to the Governance Committee for review and consideration of approval or ratification as set forth in the Related Party Transaction Policy.

Governance Committee Considerations. The applicable compliance person will submit potential Related Party Transactions to the Governance Committee for approval or ratification. Our Governance Committee shall take into consideration the following items:

•

whether the Company and the Governance Committee reasonably believe the Related Party Transaction is in the best interest of the Company and its stockholders at the time of review, taking into account the facts and circumstances of the Related Party Transaction;

•	whether the Company has business reasons to enter into the Related Party Transaction; and

•	applicable requirements under the rules, regulations, listing standards or statues of the SEC, NYSE and Delaware General Corporation Law Section 144.

Approval or Disapproval of Related Party Transactions. A Related Party Transaction requires an approval or ratification by a majority vote of disinterested members of the Governance Committee (or Board, if applicable) where a quorum is present or by unanimous written consent of the Governance Committee, if applicable. If the Related Party Transaction is approved or ratified by the Governance Committee, the Company may proceed in accordance with the Related Party Transaction’s terms, conditions, schedule and practices. If the approved or ratified Related Party Transaction involves one or more phases or installments, a series of transactional steps or if it is of an ongoing nature, no further approval is required for each subsequent phase or installment, series of transactional steps or ongoing dealings, provided that the terms or conditions have not materially changed from those previously approved by the Governance Committee. If the terms or conditions impacting a Related Party Transaction have materially changed, the Governance Committee shall review the new material changes to the terms or conditions for approval or ratification.

D.R. HORTON, INC. 2025 PROXY STATEMENT   57

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

If a Related Party Transaction is entered into by the Company without any prior review or approval required by the Related Party Transaction Policy, the transaction shall not be deemed to violate the Related Party Transaction Policy or be deemed to be void, invalid or unenforceable, provided that such Related Party Transaction is submitted to the Governance Committee for review as promptly as reasonably practicable after it is entered into or after it becomes reasonably apparent that such transaction is covered by the Policy. The Governance Committee may consider all alternatives including approving, ratifying, terminating or amending such Related Party Transaction.

Other Related Party Transactions – Delegation to Executive Officers. Authority to approve or ratify the following transactions has been delegated to any Executive Officer of the Company who is disinterested in the transaction. If any of the following transactions approved or ratified by an Executive Officer exceeds $120,000 and involves a Related Party, the Company will comply with Item 404 of Regulation S-K and disclose such transaction in the Company’s proxy statement.

•

Home Purchase and Construction Services. Home purchases or construction services with the Company under the Company’s home purchase program, which is available to all employees of the Company. Actual pricing is determined in each local market where the home is located and is determined based on the market conditions and other facts and circumstances related to the transaction by the Company’s manager overseeing the project.

•	Employment. Employment by the Company of an Executive Officer or any “immediate family member” who is a Related Party.

•

Other Transactions. Transactions or services involving the Company and a Related Party that are valued at $120,000 or less, provided that if the Related Party is an independent director such transaction or services would not impair the independence of the director.

Related Party Transactions – Land Transactions

The Company’s homebuilding operations require significant investment in land and lots each year. During fiscal 2024, the Company’s homebuilding operations purchased $6.7 billion of land and finished lots. At September 30, 2024, the remaining purchase price of lots controlled through land and lot purchase contracts was $25.2 billion. The Company routinely enters into contracts to purchase land or developed residential lots at predetermined prices on a defined schedule commensurate with planned development or anticipated housing demand. During the due diligence period prior to purchasing undeveloped land, the Company determines if the land has received, or will likely soon receive, all significant entitlements or approvals for the land to be used as residential lots for home construction. The Company generally does not purchase undeveloped land without these entitlements or approvals in place or soon to be in place.

The Company also evaluates the expected financial performance of a planned development project during the due diligence period prior to the purchase of the land to determine whether it meets the Company’s investment criteria. The projected financial performance of the development project must meet minimum thresholds for profitability, return on investment and recovery of the Company’s initial cash investment in land and development costs.

The Company routinely utilizes third-party lot developers and land bankers as part of its land purchasing strategies to allow the Company to retain control of land parcels that have not received all significant entitlements or are too large to meet the Company’s investment criteria if purchased in whole. The Company typically assigns, in part or whole, its land purchase contracts to its third-party developers and land bankers, who then purchase the land from the original land seller. The Company enters into a purchase contract with the developer or land banker to purchase the land or lots after the necessary entitlements have been obtained, or are likely soon to be obtained, at predetermined pricing and timing that allow the development project to meet the Company’s investment criteria. Generally, terms of a land purchase contract involving a land seller or land banker depend on the location of the land, size of the parcel, status of entitlements, duration of the due diligence period, term of the contract, willingness of a land banker to commit investment capital to buy and hold large parcels of unentitled land, and the availability of a land banker with capital capacity.

The Company has a strategic relationship with Ryan Horton and Reagan Horton and entities controlled by them (collectively, referred to herein as “R&R”) where R&R has served as a land seller and a land banker to the Company. Ryan and Reagan Horton are the adult sons of the late Donald R. Horton, the Company’s founder and former Chairman, and Martha Elizabeth Horton (“Marty Horton”). After the passing of Mr. Horton, our former Chairman, R&R continue to be related parties under our Related Party Transaction Policy because R&R beneficially own, directly or indirectly, more than 5% of the Company’s stock. The relationship between the Company and R&R provides an advantage to the Company compared to other relationships with third-party land sellers, lot developers and land bankers. R&R has the capital capacity and has demonstrated the willingness and ability to purchase and hold large tracts of unentitled land or land that does not currently meet the Company’s investment criteria, to a greater extent than many of the Company’s other relationships with third-party land sellers, land developers and land bankers. The Company typically enters into a contract with R&R to purchase the land in phases on a defined future schedule after the land has been entitled and on terms that meet the Company’s investment criteria.

The following Related Party Transactions between the Company and R&R involve land purchase contracts for the purchase of land by the Company to be used primarily in the Company’s homebuilding business. Each of these Related Party Transactions was approved by the Governance Committee, composed of disinterested and independent directors of the Board, in accordance with our Related Party Transaction Policy.

D.R. HORTON, INC. 2025 PROXY STATEMENT   58

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The land contract dates, acreage, purchase prices, purchases in fiscal 2024 and fiscal 2025 (to date) and remaining acres to be purchased in each transaction are summarized below.

			Total Contract Amounts		Fiscal 2024 and Fiscal 2025 Purchases		Remaining to be Purchased

Project Name	Approval Date	Location	Number of Acres	Land Purchase Price	Number of Acres	Purchase Price	Number of Acres	Purchase Price

Prairie Lakes(1)	October 2021	Kyle, TX	612	$6,605,000	—	—	534	$5,763,000

Silverthorne(2)*	December 2021	Conroe, TX	1,127	$40,018,000	86	$3,054,000	1,041	$36,964,000

Lone Star at Liberty Trails(3)*	October 2022	Fort Worth, TX	495	$31,190,000	—	—	341	$21,486,000

Legends Ranch(4)*	April 2023	Denton, TX	389	$23,299,000	—	—	389	$23,299,000

Tamarron(5)*	October 2023	Fulshear, TX	245	$24,696,000	—	—	245	$24,696,000

Crossmill(6)*	December 2023	Princeton, TX	310	$21,749,000	—	—	204	$13,203,000

(1)

Prairie Lakes—Kyle, TX. In October 2021, the Company assigned its contractual rights to purchase 612 acres of unentitled land in Kyle, Texas to R&R. R&R then purchased the land from a third-party land seller for $6.6 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the land from R&R for $6.6 million plus a fee of approximately 12% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period. In April 2024, the Company assigned its contractual right to purchase 78 acres of land to a third party lot developer. The developer purchased the 78 acres from R&R at the contract price of $842,000 plus the 12% accrual through the closing date and will develop the land into residential lots for future purchase by the Company from the developer.

(2)

Silverthorne—Conroe, TX. In December 2021, the Company assigned its contractual rights to purchase 1,127 acres of unentitled land in Conroe, Texas to R&R. R&R then purchased the land from a third-party land seller for $40.0 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the land from R&R for $40.0 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period. In March 2024, the Company purchased 86 acres from R&R for $3.1 million plus the 14.81% accrual fee of approximately $1.02 million on the land purchased.

(3)

Lone Star at Liberty Trails—Fort Worth, TX. In October 2022, the Company assigned its contractual rights to purchase 495 acres of unentitled land in Fort Worth, Texas to R&R. R&R then purchased the land from two third-party land sellers for approximately $31.2 million, as provided in the terms of the assigned contracts. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 495 acres from R&R for $31.2 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period. In December 2023, the Company assigned its contractual right to purchase 154 acres of the land to Forestar Group Inc., the Company’s subsidiary, which is in the business of land and lot development. Forestar purchased the 154 acres from R&R and paid R&R the contract price and the annual 14.81% fee on the land purchased. Forestar will develop the land into residential lots for future purchase by the Company.

(4)

Legends Ranch—Denton, TX. In April 2023, the Company assigned its contractual rights to purchase 389 acres of unentitled land in Denton, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $23.3 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 389 acres from R&R for $23.3 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a six year period.

(5)

Tamarron—Fulshear, TX. In October 2023, the Company assigned its contractual rights to purchase 245 acres of unentitled land in Fulshear, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $24.7 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 245 acres from R&R for $24.7 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period.

(6)

Crossmill—Princeton, TX. In December 2023, the Company assigned its contractual rights to purchase 310 acres of unentitled land in Princeton, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $21.7 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 310 acres from R&R for $21.7 million plus a fee of approximately 15% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a seven year period. In December 2024, the Company assigned its contractual rights to purchase 106 acres of the land to Forestar Group Inc., the Company’s subsidiary, which is in the business of land and lot development. Forestar is expected to purchase the 106 acres from R&R and develop the land into residential lots for future purchase by the Company from Forestar. The 15% accrual fee of approximately $1.27 million was paid by the Company to R&R at the assignment effective date in December 2024.

*

The purchase of the land was financed by R&R from the Horton Family Limited Partnership II (“HFLP II”). R&R will pay HFLP II an annual financing fee of 1.35% on the outstanding balance. Marty Horton is a 49.95% limited partner in HFLP II and HFLP II is controlled by R&R through HFLP II’s general partner.

Other Land Transactions

In January 2023, the Company entered into a contract to purchase 17 acres of land for a purchase price of approximately $8.5 million from David V. Auld and his siblings for the purpose of multi-family residential development. This contract was approved in accordance with our Related Party Transaction Policy. In November 2023, the Company terminated this contract and is no longer under contract to purchase this land.

Other Related Party Transactions

Strategic Advisor. On October 31, 2023, the Company’s Compensation Committee approved a strategic advisor fee for Donald R. Horton, our founder and former non-executive Chairman of the Board. Effective October 1, 2023, Mr. Horton no longer served as an executive officer of the Company and he continued to serve as the Company’s Chairman and as an employee Strategic Advisor until his passing in May 2024. The approved strategic advisor fee was comprised of an annual cash fee of $3,875,000 and a grant of 95,435 restricted stock units with a dollar value of $11,625,000 at the grant date, subject to a three-year vesting period. Mr. Horton received $2,421,875 of the cash fee. The cash fee was paid every two weeks with payroll and upon Mr. Horton’s passing, payments ceased and the restricted stock units became fully vested.

D.R. HORTON, INC. 2025 PROXY STATEMENT   59

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Employment. John Auld, adult son of David Auld, the Company’s Executive Chairman, is employed by the Company as a Division President at the Orlando East Division. In fiscal 2024, John Auld earned cash compensation of $4,260,415 and equity compensation valued at $217,704. His compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities. John Auld’s employment complied with our Related Party Transaction Policy.

Employment. Laura Brown, sister of Michael Murray, the Company’s Chief Operating Officer, is employed by the Company at its Corporate office. In fiscal 2024, Laura Brown earned cash compensation of $145,991 and equity compensation valued at $82,712. Her compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities. Laura Brown’s employment complied with our Related Party Transaction Policy.

Construction Services. Paul Romanowski, the Company’s President and CEO, entered into a construction services contract with the Company to repair and restore his residence damaged from the fall 2024 hurricane season. The initial estimated cost of the project is expected to be $250,000 and such costs will be paid by Mr. Romanowski to the Company. The transaction complied with the Company’s Related Party Transaction Policy.

D.R. HORTON, INC. 2025 PROXY STATEMENT   60

GENERAL INFORMATION

General Information

Time, Place and Purposes of Meeting

Our 2025 Annual Meeting of Stockholders will be held on Thursday, January 16, 2025, at 11:00 a.m. Central Time, at our corporate offices located at 1341 Horton Circle, Arlington, Texas 76011. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. If you require directions to our meeting, please call (817) 390-8200 and ask for our Investor Relations department. The purposes of the 2025 Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be released to our stockholders of record on or about December 13, 2024. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of D.R. Horton may make solicitations without special compensation by telephone, facsimile, e-mail or personal interview. They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses for this service. D.R. Horton has engaged Innisfree to act as D.R. Horton’s proxy solicitor in connection with the proposals to be acted upon at the 2025 Annual Meeting. Pursuant to D.R. Horton’s agreement with Innisfree, it will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from D.R. Horton’s stockholders on D.R. Horton’s behalf in connection with the 2025 Annual Meeting. For these services, D.R. Horton will pay a fee estimated to be $30,000, plus expenses.

Revocation and Voting of Proxies

Stockholders may vote by marking, signing and dating each proxy card received and returning it in the prepaid envelope, by telephone or electronically through the Internet by following the instructions included on the enclosed proxy card or by casting votes in person at the meeting. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Stockholders who hold shares in “street name” through a broker or other nominee may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it, by duly executing and returning a proxy bearing a later date or by voting by telephone or Internet. Proxies also may be revoked by any stockholder present at the 2025 Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to or at the time of the 2025 Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted as follows: (i) FOR each of the nominees for election of directors (see Proposal One on page 6), (ii) FOR the adoption of the advisory resolution on executive compensation (see Proposal Two on page 25) and (iii) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (see Proposal Three on page 54), and at the discretion of the proxy holders on all other matters properly brought before the 2025 Annual Meeting or any adjournment or postponement thereof.

Outstanding Shares and Voting Rights

November 29, 2024 has been set as the record date for the purpose of determining stockholders entitled to notice of and to vote at the 2025 Annual Meeting. There were 320,829,216 shares of D.R. Horton’s common stock, $.01 par value, issued and outstanding on the record date. On any matter submitted to a stockholder vote, each holder of common stock will be entitled to one vote, in person or by proxy, for each issued and outstanding share of common stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the 2025 Annual Meeting. If you would like to view the stockholder list, please email Thomas B. Montaño, our Corporate Secretary, at tbmontano@drhorton.com.

D.R. HORTON, INC. 2025 PROXY STATEMENT   61

GENERAL INFORMATION

Quorum Requirement

The D.R. Horton Bylaws provide that there will be a quorum if the holders of a majority of the issued and outstanding shares of common stock entitled to vote are present in person or represented by proxy. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the 2025 Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, which are described below under “Vote Required,” will be considered present for purposes of determining whether a quorum exists.

Vote Required

NOTICE: Brokers and banks are not permitted to vote on certain proposals without instructions from the beneficial owner, as discussed in more detail below. Therefore, if your shares are held through a broker, bank or other nominee, your shares will not be voted on such proposals unless you provide voting instructions to your broker or bank as described herein.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If a broker or bank holds your shares, you may have received this Proxy Statement directly from them, together with instructions as to how to direct the broker or bank to vote your shares. If you intend to have your vote counted, it is important that you return your voting instructions to your broker or bank. Brokers or banks holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If a broker or bank does not receive specific instructions, they may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker or bank elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker or bank does not vote.

The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Proposal	Vote Required	Effect of Broker Non-Votes, if any, and Abstentions

(1) Election of Directors	(1) The number of shares voted “for” a director must exceed the number of shares voted “against” that director	(1) Broker non-votes have no effect Abstentions have no effect

(2) Advisory vote on the approval of executive compensation	(2) An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(2) Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal

(3) Ratification of Ernst & Young LLP as our independent registered public accounting firm	(3) An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(3) Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal

D.R. HORTON, INC. 2025 PROXY STATEMENT   62

GENERAL INFORMATION

Stockholders Sharing the Same Address

The broker, bank or other nominee of any stockholder who is a beneficial owner, but not the record holder, of the Company’s common stock may deliver only one copy of this Proxy Statement and our Annual Report to multiple stockholders sharing an address, unless the broker, bank or nominee has received contrary instructions from one or more of the stockholders.

In addition, with respect to record holders, in some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver promptly free of charge a separate copy of this Proxy Statement and our Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Jessica Hansen, Senior Vice President and Head of Investor Relations, 1341 Horton Circle, Arlington, Texas 76011, telephone number: (817) 390-8200 or e-mail: InvestorRelations@drhorton.com.

Future Stockholder Communications through the Internet

Stockholders may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. The consent of stockholders who have previously consented to electronic delivery will remain in effect until withdrawn. To consent to electronic delivery:

•

stockholders whose shares are registered in their own name, and not in “street name” through a broker or other nominee, may simply log in to www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc. and follow the step-by-step instructions; and

•

stockholders whose shares are registered in “street name” through a broker or other nominee must first vote their shares using the Internet at: www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc., and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

The consent to receive stockholder communications through the Internet may be withdrawn at any time to resume receiving stockholder communications in printed form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD JANUARY 16, 2025

The Notice, Proxy Statement and Annual Report on Form 10-K are available at

https://materials.proxyvote.com/23331A

D.R. HORTON, INC. 2025 PROXY STATEMENT   63

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Stockholder Proposals for 2026 Annual Meeting

Any stockholder who intends to present a proposal for action at D.R. Horton’s 2026 Annual Meeting of Stockholders and to have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Corporate Secretary of D.R. Horton at 1341 Horton Circle, Arlington, Texas 76011 not later than the close of business on August 15, 2025. Further, all proposals submitted for inclusion in D.R. Horton’s proxy soliciting materials relating to the 2026 Annual Meeting must comply with all of the requirements of Rule 14a-8 of the Exchange Act.

In addition, apart from the Rule 14a-8 process and director nominations made pursuant to the proxy access process, the Bylaws of D.R. Horton provide that any stockholder intending to propose any business at our 2026 Annual Meeting must submit written notice of that proposal in a timely manner to Corporate Secretary of D.R. Horton for such proposal to be acted upon at the meeting of stockholders. To be timely, a stockholder’s notice for our 2026 Annual Meeting must be delivered to the principal executive offices of D.R. Horton not later than the close of business on October 18, 2025 and not earlier than the close of business on September 18, 2025. In the event that the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2025 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. In no event shall public disclosure of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must include the information specified in our Bylaws, including information concerning the nominee or the proposal, and the stockholder and the beneficial owner, as the case may be and the information required under SEC Rule 14a-19, if applicable. We will not entertain any such proposals at the annual meeting that do not meet the requirements set forth in our Bylaws.

Pursuant to the proxy access provision in our Bylaws, in order for a stockholder or group of stockholders to nominate a director candidate to be included in the Company’s proxy statement for the 2026 Annual Meeting, proper written notice of the nomination must be delivered to the Corporate Secretary of D.R. Horton not later than the close of business on August 15, 2025 and not earlier than the close of business on July 16, 2025, and the nomination must otherwise comply with our Bylaws. In the event that the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2025 Annual Meeting, notice by the stockholder(s) to be timely must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.

D.R. HORTON, INC. 2025 PROXY STATEMENT   64

REQUESTING DOCUMENTS FROM THE COMPANY

Requesting Documents from the Company

On our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section, you will find the following: (i) Corporate Governance Principles, (ii) Audit Committee Charter, (iii) Compensation Committee Charter, (iv) Nominating and Governance Committee Charter, (v) Code of Ethical Conduct for the CEO, CFO, and Senior Financial Officers, (vi) Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters and Complaint Procedures for Employee Matters, (vii) Corporate Code of Business Conduct and Ethics for Employees and Directors, (viii) Human Rights Policy, (ix) Related Party Transaction Policy, (x) Stock Ownership Guidelines, (xi) Political Contributions Policy Statement and (xii) Clawback Policy. You may obtain a copy of any of these documents at no charge through our website or by contacting us for a printed set. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, including the financial statements and the financial statement schedules included therein, is available without charge. The exhibits of the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: Attention: Thomas B. Montaño, Senior Vice President and Corporate Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011, (817) 390-8200 or e-mail: tbmontano@drhorton.com.

Other Matters

Management knows of no other matters to be voted upon at the 2025 Annual Meeting. If any other matter is properly brought before the 2025 Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment. The persons named as proxies are David V. Auld, Executive Chairman, and Paul J. Romanowski, President and Chief Executive Officer.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the 2025 Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

THOMAS B. MONTAÑO

Senior Vice President and Corporate Secretary

Arlington, Texas

December 13, 2024

D.R. HORTON, INC. 2025 PROXY STATEMENT   65

1341 Horton Circle

Arlington, Texas 76011

(817) 390-8200

www.drhorton.com

D.R. HORTON, INC. 1341 HORTON CIRCLE ARLINGTON, TEXAS 76011	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                           V59621-P20491       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

D.R. HORTON, INC.
Vote on Directors
The Board of Directors recommends a vote FOR each Nominee for Director.
1.	Proposal One: Election of directors.
	Nominees:		For	Against	Abstain

	1a. David V. Auld 1b. Paul J. Romanowski 1c. Brad S. Anderson 1d. Michael R. Buchanan 1e. Benjamin S. Carson, Sr. 1f. M. Chad Crow 1g. Elaine D. Crowley 1h. Maribess L. Miller 1i. Barbara R. Smith		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Vote on Other Company Proposals

The Board of Directors recommends a vote FOR Proposals Two and Three as proposed below.

2.  Proposal Two: Approval of the advisory resolution on executive compensation.

3.  Proposal Three: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

								For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Note: Please sign exactly as name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be held January 16, 2025:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V59622-P20491

D.R. HORTON, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS 1341 Horton Circle, Arlington, Texas 76011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints David V. Auld and Paul J. Romanowski, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the “Company”) held of record by the undersigned at the close of business on November 29, 2024 at the 2025 Annual Meeting of Stockholders to be held on January 16, 2025 at 11:00 a.m. central time, or any adjournment thereof.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal One and FOR Proposals Two and Three. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors in this paragraph. The proxy holders are authorized to vote, in accordance with their discretion, on all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Act of 1934, as amended.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.